                                                                     Exhibit 4.2

                           KOPPERS INDUSTRIES, INC.,
                                   as Issuer,

                                      and

                           THE SUBSIDIARY GUARANTORS
                                (defined herein)

                                      and

                        PNC BANK, NATIONAL ASSOCIATION,
                                   as Trustee

                             _____________________

                                   INDENTURE

                          Dated as of December 1, 1997
                             _____________________

                                  $175,000,000

                   9 7/8% Senior Subordinated Notes due 2007

                             CROSS-REFERENCE TABLE

TIA                           Indenture
Section                        Section
-----------------------  --------------------

310(a)(1)..............   7.10
   (a)(2)..............   7.10
   (a)(3)..............   N.A.
   (a)(4)..............   N.A.
   (a)(5)..............   7.08; 7.10
   (b).................   7.08; 7.10; 12.02
   (c).................   N.A.
311(a).................   7.11
   (b).................   7.11
   (c).................   N.A.
312(a).................   2.05
   (b).................   12.03
   (c).................   12.03
313(a).................   7.06
   (b)(1)..............   N.A.
   (b)(2)..............   7.06
   (c).................   7.06; 12.02
   (d).................   7.06
314(a).................   4.06; 4.08; 12.02
   (b).................   N.A.
   (c)(1)..............   12.04
   (c)(2)..............   12.04
   (c)(3)..............   N.A.
   (d).................   N.A.
   (e).................   12.05
   (f).................   N.A.
315(a).................   7.01(b)
   (b).................   7.05; 12.02
   (c).................   7.01(a)
   (d).................   7.01(c)
   (e).................   6.11
316(a)(last sentence)..   2.09
   (a)(1)(A)...........   6.05
   (a)(1)(B)...........   6.04
   (a)(2)..............   N.A.
   (b).................   6.07
   (c).................   9.05
317(a)(1)..............   6.08
   (a)(2)..............   6.09
   (b).................   2.04
318(a).................   12.01
   (c).................   12.01
----------------------

N.A. means Not Applicable
NOTE:   This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01.    Definitions...............................................   1
SECTION 1.02.    Incorporation by Reference of TIA.........................  22
SECTION 1.03.    Rules of Construction.....................................  22

                                  ARTICLE TWO

                                   THE NOTES
SECTION 2.01.    Form and Dating.........................................     23
SECTION 2.02.    Execution and Authentication; Aggregate Principal Amount     24
SECTION 2.03.    Registrar and Paying Agent..............................     25
SECTION 2.04.    Paying Agent To Hold Assets in Trust....................     25
SECTION 2.05.    Noteholder Lists........................................     26
SECTION 2.06.    Transfer and Exchange...................................     26
SECTION 2.07.    Replacement Notes.......................................     27
SECTION 2.08.    Outstanding Notes.......................................     27
SECTION 2.09.    Treasury Notes..........................................     28
SECTION 2.10.    Temporary Notes.........................................     28
SECTION 2.11.    Cancellation............................................     28
SECTION 2.12.    Defaulted Interest......................................     29
SECTION 2.13.    CUSIP Number............................................     29
SECTION 2.14.    Deposit of Moneys.......................................     29
SECTION 2.15.    Book-Entry Provisions for Global Notes..................     29
SECTION 2.16.    Special Transfer Provisions.............................     31

                                 ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.    Notices to Trustee.......................................   33
SECTION 3.02.    Selection of Notes To Be Redeemed........................   33
SECTION 3.03.    Notice of Redemption.....................................   33
SECTION 3.04.    Effect of Notice of Redemption...........................   34
SECTION 3.05.    Deposit of Redemption Price..............................   35
SECTION 3.06.    Notes Redeemed in Part...................................   35


                                                                            Page
                                                                            ----
                                 ARTICLE FOUR

                                   COVENANTS
SECTION 4.01.    Payment of Notes..........................................  35
SECTION 4.02.    Maintenance of Office or Agency...........................  36
SECTION 4.03.    Corporate Existence.......................................  36
SECTION 4.04.    Payment of Taxes and Other Claims.........................  36
SECTION 4.05.    Maintenance of Properties and Insurance...................  37
SECTION 4.06.    Compliance Certificate; Notice of Default.................  37
SECTION 4.07.    Compliance with Laws......................................  38
SECTION 4.08.    SEC Reports...............................................  38
SECTION 4.09.    Waiver of Stay, Extension or Usury Laws...................  39
SECTION 4.10.    Limitation on Restricted Payments.........................  39
SECTION 4.11.    Limitation on Transactions with Affiliates................  40
SECTION 4.12.    Limitation on Debt........................................  41
SECTION 4.13.    Limitation on Payment Restrictions Affecting Subsidiaries.  42
SECTION 4.14.    Limitation on Additional Senior Subordinated Indebtedness.  43
SECTION 4.15.    Limitation on Change of Control...........................  43
SECTION 4.16.    Limitation on Asset Dispositions..........................  45
SECTION 4.17.    Limitation on Issuance of Subsidiary Preferred Stock......  48
SECTION 4.18.    Limitation on Liens.......................................  48
SECTION 4.19.    Limitation on Sale and Leaseback Transactions.............  49
SECTION 4.20.    Limitation on Guarantees of Debt by Subsidiaries..........  49

                                  ARTICLE FIVE

                             SUCCESSOR CORPORATION

SECTION 5.01.  When Company May Merge, Etc. ...............................  50
SECTION 5.02.  Successor Corporation Substituted...........................  51

                                  ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01.    Events of Default.........................................  51
SECTION 6.02.    Acceleration..............................................  53
SECTION 6.03.    Other Remedies............................................  54
SECTION 6.04.    Waiver of Past Defaults...................................  54
SECTION 6.05.    Control by Majority.......................................  54


                                                                            Page
                                                                            ----
SECTION 6.06.    Limitation on Suits.......................................  54
SECTION 6.07.    Rights of Holders To Receive Payment......................  55
SECTION 6.08.    Collection Suit by Trustee................................  55
SECTION 6.09.    Trustee May File Proofs of Claim..........................  55
SECTION 6.10.    Priorities................................................  56
SECTION 6.11.    Undertaking for Costs.....................................  57
SECTION 6.12.    Restoration of Rights and Remedies........................  57

                                 ARTICLE SEVEN

                                    TRUSTEE

SECTION 7.01.    Duties of Trustee.........................................  57
SECTION 7.02.    Rights of Trustee.........................................  58
SECTION 7.03.    Individual Rights of Trustee..............................  59
SECTION 7.04.    Trustee's Disclaimer......................................  60
SECTION 7.05.    Notice of Default.........................................  60
SECTION 7.06.    Reports by Trustee to Holders.............................  60
SECTION 7.07.    Compensation and Indemnity................................  60
SECTION 7.08.    Replacement of Trustee....................................  61
SECTION 7.09.    Successor Trustee by Merger, Etc..........................  62
SECTION 7.10.    Eligibility; Disqualification.............................  63
SECTION 7.11.    Preferential Collection of Claims Against Company.........  63

                                 ARTICLE EIGHT

                    SATISFACTION AND DISCHARGE OF INDENTURE;
                                UNCLAIMED MONEYS

SECTION 8.01.    Satisfaction and Discharge of Indenture..................  63
SECTION 8.02.    Defeasance and Discharge of Indenture....................  64
SECTION 8.03.    Defeasance of Certain Obligations........................  66
SECTION 8.04.    Application by Trustee of Funds
                 Deposited for Payment of Notes...........................  67
SECTION 8.05.    Repayment of Moneys Held by Paying Agent.................  67
SECTION 8.06.    Return of Moneys Held by Trustee and Paying Agent
                 Unclaimed for Three Years................................  67
SECTION 8.07.    Reinstatement............................................  68


                                 ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

                                                                            Page
                                                                            ----
SECTION 9.01.    Without Consent of Holders................................  68
SECTION 9.02.    With Consent of Holders...................................  69
SECTION 9.03.    Effect on Senior Debt.....................................  70
SECTION 9.04.    Compliance with TIA.......................................  70
SECTION 9.05.    Revocation and Effect of Consents.........................  70
SECTION 9.06.    Notation on or Exchange of Notes..........................  71
SECTION 9.07.    Trustee To Sign Amendments, Etc...........................  71

                                  ARTICLE TEN

                                 SUBORDINATION

SECTION 10.01.    Notes Subordinated to Senior Debt........................  72
SECTION 10.02.    No Payment on Notes in Certain Circumstances.............  72
SECTION 10.03.    Payment Over of Proceeds Upon Dissolution, Etc...........  74
SECTION 10.04.    Payments May Be Paid Prior to  Dissolution...............  75
SECTION 10.05.    Subrogation..............................................  75
SECTION 10.06.    Obligations of the Company Unconditional.................  76
SECTION 10.07.    Notice to Trustee........................................  76
SECTION 10.08.    Reliance on Judicial Order or Certificate of Liquidating
                  Agent....................................................  77
SECTION 10.09.    Trustee's Relation to Senior Debt........................  77
SECTION 10.10.    Subordination Rights Not Impaired by Acts or.............
                  Omissions of the Company or Holders of Senior Debt.......  78
SECTION 10.11.    Noteholders Authorize Trustee To Effectuate
                  Subordination of Notes...................................  78
SECTION 10.12.    This Article Ten Not To Prevent Events of Default........  79
SECTION 10.13.    Trustee's Compensation Not Prejudiced....................  79

                                 ARTICLE ELEVEN

                                   GUARANTEES

SECTION 11.01.    Unconditional Guarantee..................................  79
SECTION 11.02.    Subordination of Guarantee...............................  80
SECTION 11.03.    Severability.............................................  80
SECTION 11.04.    Release of a Subsidiary Guarantor........................  81
SECTION 11.05.    Limitation of Subsidiary Guarantor's Liability...........  81


                                                                                 Page
                                                                                 ----
SECTION 11.06.    Subsidiary Guarantors May Consolidate, Etc., on Certain Terms..  81
SECTION 11.07.    Contribution...................................................  82
SECTION 11.08.    Waiver of Subrogation..........................................  83
SECTION 11.09.    Execution of Guarantee; Additional Subsidiary Guarantors.......  83
SECTION 11.10.    No Payment on Guarantees in Certain Circumstances..............  84
SECTION 11.11.    Payment Over of Proceeds Upon Dissolution, Etc.................  86
SECTION 11.12.    Payments May Be Paid Prior to Dissolution......................  87
SECTION 11.13.    Subrogation....................................................  88
SECTION 11.14.    Obligations of Each Guarantor Unconditional....................  88
SECTION 11.15.    Notice to Trustee..............................................  89
SECTION 11.16.    Reliance on Judicial Order or Certificate of Liquidating Agent.  89
SECTION 11.17.    Trustee's Relation to Guarantor Senior Debt....................  90
SECTION 11.18.    Subordination Rights Not Impaired by Acts or Omissions of a....
                  Subsidiary Guarantor or Holders of Guarantor Senior Debt.......  90
SECTION 11.19.    Noteholders Authorize Trustee To Effectuate Subordination
                  of Guarantees..................................................  91
SECTION 11.20.    This Article Eleven Not To Prevent Events of Default...........  91
SECTION 11.21.    Trustee's Compensation Not Prejudiced..........................  91

                                 ARTICLE TWELVE

                                 MISCELLANEOUS

SECTION 12.01.    TIA Controls..................................................  92
SECTION 12.02.    Notices.......................................................  92
SECTION 12.03.    Communications by Holders with Other Holders..................  93
SECTION 12.04.    Certificate and Opinion as to Conditions Precedent............  93
SECTION 12.05.    Statements Required in Certificate or Opinion.................  94
SECTION 12.06.    Rules by Trustee, Paying Agent, Registrar.....................  94
SECTION 12.07.    Legal Holidays................................................  94
SECTION 12.08.    Governing Law.................................................  94
SECTION 12.09.    No Adverse Interpretation of Other Agreements.................  95
SECTION 12.10.    No Recourse Against Others....................................  95
SECTION 12.11.    Successors....................................................  95
SECTION 12.12.    Duplicate Originals...........................................  95
SECTION 12.13.    Severability..................................................  95

                  Signatures....................................................  96


                                                                                 Page
                                                                                 ----
Exhibit A(1)   -   Form of Initial Note with Guarantee.........................  A.1-1
Exhibit A(2)   -   Form of Exchange Note with Guarantee........................  A.2-1
Exhibit B      -   Form of Legend for Global Notes.............................  B-1
Exhibit C      -   Form of Certificate To Be Delivered in Connection
                   with Transfers to Non-QIB Accredited Investors..............  C-1
Exhibit D      -   Form of Certificate To Be Delivered in Connection with
                   Transfers Pursuant to Regulation S..........................  D-

Schedule I     -   Management Investors

Note:   This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

   INDENTURE, dated as of December 1, 1997, among Koppers Industries, Inc., a Pennsylvania corporation (the "Company"), the Subsidiary Guarantors (as
                               -------
hereinafter defined) and PNC Bank, National Association, as Trustee (the

"Trustee").
--------

   The Company has duly authorized the creation of an issue of 9 7/8% Senior Subordinated Notes due 2007 (the "Notes") and, to provide therefor, the Company
                                  -----
has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, have been done.

   Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.

                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions.
               -----------

   "Acceleration Notice" has the meaning provided in Section 6.02.
    -------------------

   "Acquisition Debt" means Debt of any Person existing at the time such Person
    ----------------
became a Subsidiary of the Company (or such Person is merged into the Company or one of its Subsidiaries) or assumed in connection with the acquisition of assets from any such Person (other than assets acquired in the ordinary course of business), including Debt Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company (or such Person being merged into the Company or one of its Subsidiaries) (but excluding Debt of such Person which is extinguished, retired or repaid in connection with such Person becoming a Subsidiary of the Company).

   "Adjusted Net Assets" of a Subsidiary Guarantor at any date shall mean the
    -------------------
lesser of the amount by which (i) the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Subsidiary Guarantee of such Subsidiary Guarantor at such date and (ii) the present fair salable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Subsidiary Guarantor in respect of the obligations of such Subsidiary under its Subsidiary Guarantee), excluding debt in respect of its Subsidiary Guarantee, as they become absolute and matured.

   "Affiliate" of any Person means any other Person directly or indirectly
    ---------
controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, no Person (other than the Company or any Subsidiary of the Company) in whom a Receivables Subsidiary makes an investment solely in connection with a Receivables Transaction shall be deemed to be an Affiliate of the Company or any of its Subsidiaries with respect to such investment (but may be deemed an Affiliate with respect to other transactions, if applicable).

   "Agent" means any Registrar, Paying Agent or co-Registrar.
    -----

   "Agent Members" has the meaning provided in Section 2.15.
    -------------

   "Approved Government Financing" means below-market interest rate financing
    -----------------------------
provided by or through any governmental or quasi-government subdivision, agency, office or instrumentality or pursuant to any government approved or supported loan program.

   "Asset Acquisition" means (i) an investment by the Company or any of its
    -----------------
Subsidiaries in any other Person pursuant to which such Person will become a Subsidiary of the Company or will be merged with the Company or any of its Subsidiaries or (ii) the acquisition by the Company or any of its Subsidiaries of the assets of any Person which constitute substantially all of an operating unit or business of such Person.

   "Asset Disposition" means, with respect to any Person, any sale, transfer,
    -----------------
conveyance, lease or other disposition (including, without limitation, by way of merger, consolidation or sale-leaseback) by such Person or any of its Subsidiaries to any Person (other than to such Person or a Wholly-Owned Subsidiary of such Person and other than in the ordinary course of business) of
(i) any assets of such Person or any of its Subsidiaries or (ii) any shares of Capital Stock of such Person's Subsidiaries. For purposes of this definition, any disposition in connection with directors' qualifying shares or investments by foreign nationals mandated by applicable law shall not constitute an Asset Disposition. For purposes of this definition, the term "Asset Disposition" will not include (x) any sale, transfer, conveyance, lease or other disposition of assets and properties of the Company that is governed by the provisions of Article Five or (y) the contribution of substantially all of the assets of KAP Investments, Inc., a Wholly-Owned Subsidiary of Koppers Australia, to a to-be-formed corporation, incorporated in one of the United States of America, which shall be a Wholly-Owned Subsidiary of the Company.

   "Attributable Debt" means, with respect to any Sale and Leaseback
    -----------------
Transaction, at the date of determination, the present value (discounted at the rate of interest implicit in the terms of the lease) of the obligation of the lessee for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). "Net rental payments" under any lease for any period means the sum of such rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amount required to be paid by such lessee (whether or not designated as rent or additional rent) on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges.

   "Authenticating Agent" has the meaning provided in Section 2.02.
    --------------------

   "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or
    --------------
foreign law for the relief of debtors.

   "Board of Directors" means either the Board of Directors of the Company or
    ------------------
any committee of such Board duly authorized to act under this Indenture.

   "Board Resolution" means, with respect to any person, a copy of a resolution
    ----------------
certified by the Secretary or an Assistant Secretary of such person to have been duly adopted by the Board of Directors of such person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

   "Business Day" means a day which in the city (or in any of the cities, if
    ------------
more than one) where amounts are payable in respect of the Notes, as specified on the face of the form of Note recited above, and where the Corporate Trust Office is located, is neither a legal holiday nor a day on which banking institutions are authorized by law or regulation to close.

   "Capital Stock" means, with respect to any Person, any and all shares,
    -------------
interests, participations or other equivalents (however designated) of such Person's capital stock or equity interests whether now outstanding or issued after the date of this Indenture, including, without limitation, all Common Stock and all Preferred Stock.

   "Capitalized Lease" means, as applied to any Person, any lease of any
    -----------------
property (whether real, personal or mixed) the rental obligations of such Person as lessee under which, in conformity with generally accepted accounting principles, is required to be capitalized on the balance sheet of such Person.

   "Capitalized Lease Obligation" means, as applied to any Person, the rental
    ----------------------------
obligation required to be capitalized on the balance sheet of such Person under any Capitalized Lease of such Person.

   "Cash Equivalents" means, at any time, (i) Debt with a maturity of one year
    ----------------
or less issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), (ii) certificates of deposit or acceptances with a maturity of one year or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000, (iii) commercial paper with a maturity of 270 days or less issued by a corporation (except an Affiliate of the Company) organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's, (iv) repurchase agreements with institutions described in clause (ii) with respect to investments described in clause (i), (v) market auction preferred stock rated in the highest rating by S&P and Moody's and (vi) money market mutual funds rated in the highest rating by S&P and Moody's or investing solely in investments described in clauses (i) through (v) above.

   "Change of Control" means the occurrence of any of the following events
    -----------------
(whether or not approved by the Board of Directors of the Company): (i) any Person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total voting power of the then outstanding Common Stock of the Company; (ii) the Company consolidates with, or merges with or into, another Person or the Company or its Subsidiaries sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of the Company and its Subsidiaries (determined on a consolidated basis) to any Person, other than any such transaction where immediately after such transaction the Person or Persons that "beneficially owned" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) immediately prior to such transaction, directly or indirectly, the then outstanding Common Stock of the Company "beneficially own" (as so determined), directly or indirectly, a majority of the total voting power of the then outstanding Common Stock of the surviving or transferee Person; or
(iii) following the first public offering of Common Stock of the Company, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (which, for purposes of the definition of "Change of Control," shall not include any committee thereof) of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

   "Change of Control Offer" has the meaning provided in Section 4.15.
    -----------------------

   "Change of Control Purchase Price" has the meaning provided in Section 4.15.
    --------------------------------

   "Company" means Koppers Industries, Inc., a Pennsylvania corporation, and its
    -------
successors that become a party to this Indenture in accordance with its terms.

   "Common Stock" means, with respect to any Person, any and all shares,
    ------------
interests, participations and other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now outstanding or issued after the date of this Indenture, and includes, without limitation, all series and classes of such common stock.

   "Consolidated Capital Expenditures" means, for any period, the aggregate of
    ---------------------------------
all expenditures incurred (whether paid in cash or accrued as liabilities and including Capitalized Lease Obligations) by the Company and its Subsidiaries during such period that, in conformity with generally accepted accounting principles, are included as capital expenditures in the consolidated statement of cash flows of the Company and its Consolidated Subsidiaries.

   "Consolidated Fixed Charges" of any Person means, for any period, the
    --------------------------
aggregate (without duplication) of (i) Consolidated Interest Expense and (ii) the interest attributable to Capitalized Leases, determined on a consolidated basis for such Person and its Consolidated Subsidiaries for such period in accordance with generally accepted accounting principles of such Person.

   "Consolidated Fixed Charge Ratio" means the ratio, on a pro forma basis, of
    -------------------------------
(i) the aggregate amount of EBITDA of any Person for the Reference Period immediately prior to the Determination Date to (ii) the aggregate Consolidated Fixed Charges of such Person during such Reference Period; provided that for purposes of such computation, in calculating EBITDA and Consolidated Fixed Charges, (1) the Incurrence of the Debt giving rise to the need to calculate the Consolidated Fixed Charge Ratio and the application of the proceeds therefrom will be assumed to have occurred on the first day of the Reference Period, (2) Asset Dispositions and Asset Acquisitions which occur during the Reference Period or subsequent to the Reference Period and prior to the Determination Date (but including any Asset Acquisition to be made with the Debt Incurred pursuant to (1) above) will be assumed to have occurred on the first day of the Reference Period, (3) the Incurrence of any Debt during the Reference Period or subsequent to the Reference Period and prior to the Determination Date and the application of the proceeds therefrom will be assumed to have occurred on the first day of such Reference Period, (4) Consolidated Interest Expense attributable to any Debt (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate will be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period unless such Person or any of its Subsidiaries is a party to an Interest Rate Agreement (which will remain in effect for the twelve month period after the Determination Date) which has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) will be used and (5) there will be excluded from Consolidated Fixed Charges any Consolidated Fixed Charges related to any Debt which was outstanding during and subsequent to the Reference Period but is not outstanding on the Determination Date, except for Consolidated Fixed Charges actually incurred with respect to Debt borrowed (as adjusted pursuant to clause (4)) under a revolving credit or similar arrangement to the extent the commitment thereunder remains in effect on the Determination Date. For the purposes of making the computation referred to above, Asset Dispositions and Asset Acquisitions which have been made by any Person which has become a Subsidiary of the Company or been merged with or into the Company or any Subsidiary of the Company during the Reference Period or subsequent to the Reference Period and prior to the Determination Date will be calculated on a pro forma basis (including all of the calculations referred to in numbers (1) through (5) above) assuming such Asset Dispositions or Asset Acquisitions occurred on the first day of the Reference Period.

   "Consolidated Interest Expense" of any Person means, for any period, without
    -----------------------------
duplication, the sum of the interest expense on all Debt of such Person and its Consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including, without limitation, (i) imputed interest on Capitalized Lease Obligations and Attributable Debt, (ii) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations and bankers' acceptance financing, (iii) amortization of other financing fees and expenses, (iv) the interest portion of any deferred payment obligations, (v) amortization of debt discount or premium, if any, (vi) all other non-cash interest expense, (vii) capitalized interest, (viii) all interest payable with respect to discontinued operations, and (ix) all interest on any Debt of any other Person guaranteed by the referent Person or any of its Consolidated Subsidiaries.

   "Consolidated Net Income" of any Person for any period means the Net Income
    -----------------------
of such Person and its Consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with generally accepted accounting principles; provided that there will be excluded (i) the Net Income of any Person, other than a Consolidated Subsidiary, in which such Person or any of its Consolidated Subsidiaries has a joint interest with a third party except to the extent of the amount of dividends or distributions actually paid to such Person or a Consolidated Subsidiary during such period, (ii) except to the extent includible pursuant to the foregoing clause (i), the Net Income of any Person accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any of its Subsidiaries or that Person's assets are acquired by such Person or any of its Subsidiaries; provided that clause (ii) will not be effective for any calculation of the Consolidated Fixed Charge Ratio, (iii) the Net Income (if positive) of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary to the Company of such Net Income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any gains or losses attributable to Asset Dispositions and (v) without duplication, any extraordinary gains or losses realized during such period, including any related tax effects on such Person.

   "Consolidated Subsidiary" of any Person means a Subsidiary which for
    -----------------------
financial reporting purposes is or, in accordance with generally accepted accounting principles, should be, accounted for by such Person as a consolidated subsidiary.

   "Corporate Trust Office" means the office of the Trustee at which the
    ----------------------
corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at One Oliver Plaza, 27th Floor, 210 Sixth Avenue, Pittsburgh, PA 15219.

   "Covenant Defeasance" has the meaning provided in Section 8.03.
    -------------------

   "Currency Agreement" means any foreign exchange contract, currency swap
    ------------------
agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in currency values.

   "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator
    ---------
or similar official under any Bankruptcy Law.

   "Debt" of any Person means, at any date, without duplication, (i) all
    ----
obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or bankers' acceptance or other similar instruments (or reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred purchase price of property or services, except Trade Payables, (v) all obligations of such Person as lessee under Capitalized Leases, (vi) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person provided that, for purposes of determining the amount of any Debt of the type described in this clause, if recourse with respect to such Debt is limited to such asset, the amount of such Debt will be limited to the fair market value of such asset, (vii) all Debt of others Guaranteed by such Person, (viii) obligations under Currency Agreements and Interest Rate Agreements (the "principal amount" of which shall be the amount then payable by such Person upon termination thereof due to default by such Person) and (ix) the Attributable Debt with respect to any Sale and Lease Back Transaction.

   "Default" means any event which is, or after notice or passage of time or
    -------
both would be, an Event of Default.

   "Defeasance Trust" has the meaning provided in Section 10.02.
    ----------------

   "Defeasance Trust Payment" has the meaning provided in Section 10.02.
    ------------------------

   "Depository" means The Depository Trust Company, its nominees and successors.
    ----------

   "Designated Senior Debt" means any Debt outstanding under the New Credit
    ----------------------
Facilities.

   "Determination Date" means the date of the transaction giving rise to the
    ------------------
need to make a calculation required by certain of the covenants included in this Indenture.

   "EBITDA" of any Person for any period means the Consolidated Net Income of
    ------
such Person plus, in each case to the extent deducted in determining Consolidated Net Income for such period, (i) income taxes (other than income taxes (either positive or negative) attributable to extraordinary and nonrecurring gains or losses or sales of assets), (ii) Consolidated Fixed Charges, (iii) depreciation and amortization expense and (iv) all other non-cash items reducing Consolidated Net Income for such period, minus all non-cash items increasing Consolidated Net Income for such period, all determined on a consolidated basis for such Person and its Consolidated Subsidiaries in accordance with generally accepted accounting principles.

   "Event of Default" means any event or condition specified as such in Section
    ----------------
6.01 which will have continued for the period of time, if any, therein designated.

   "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the
    ------------
rules and regulations of the SEC promulgated thereunder.

   "Exchange Notes" means the 9 7/8% Senior Subordinated Notes due 2007 to be
    --------------
issued in exchange for the Initial Notes in the Exchange Offer.

   "Exchange Offer" has the meaning assigned to such term in the Registration
    --------------
Rights Agreement.

   "Funding Guarantor" has the meaning provided in Section 11.07.
    -----------------

   "GAAP" or "generally accepted accounting principles" means generally accepted
    ----      ----------------------------------------
accounting principles in the United States as in effect as of the date of this Indenture, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

   "Global Note" has the meaning provided in Section 2.01.
    -----------

   "Guarantee" by any Person means any obligation, contingent or otherwise, of
    ---------
such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee will not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

   "Guarantor Payment Blockage Period" has the meaning provided in Section
    ---------------------------------
11.10(a).

   "Guarantor Payment Blockage Notice" has the meaning provided in Section
    ---------------------------------
11.10(a).

   "Guarantor Senior Debt" means, with respect to any Subsidiary Guarantor, at
    ---------------------
any date, (a) all Obligations, if any, of such Subsidiary Guarantor under the New Credit Facilities; (b) all Obligations of such Subsidiary Guarantor under Currency Agreements and Interest Rate Agreements (including Post-Petition Interest); (c) all Obligations of such Subsidiary Guarantor under stand-by letters of credit; and (d) all other Debt of such Subsidiary Guarantor for borrowed money, including principal, premium, if any, and interest (including Post-Petition Interest) on such Debt unless the instrument under which such Debt of such Subsidiary Guarantor for money borrowed is Incurred expressly provides that such Debt for money borrowed is not senior or superior in right of payment to such Subsidiary Guarantor's Subsidiary Guarantee, and all renewals, extensions, modifications, amendments or refinancings thereof. Notwithstanding the foregoing, Guarantor Senior Debt shall not include (a) to the extent that it may constitute Debt, any Obligation for Federal, state, local or other taxes;
(b) any Debt among or between such Subsidiary Guarantor and any Subsidiary of such Subsidiary Guarantor; (c) to the extent that it may constitute Debt, any Obligation in respect of any trade payable Incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (d) Debt evidenced by such Subsidiary Guarantor's Subsidiary Guarantee; (e) Debt of such Subsidiary Guarantor that is expressly subordinate or junior in right of payment to any other Debt of such Subsidiary Guarantor; (f) to the extent that it may constitute Debt, any obligation owing under leases (other than Capitalized Lease Obligations); and (g) any obligation that by operation of law is subordinate to any general unsecured obligations of such Subsidiary Guarantor.

   "Hickson" means Koppers-Hickson Investments Pty. Limited and its wholly-owned
    -------
subsidiaries.

   "Holder," "Holder of Notes," "Noteholder" or other similar terms means the
    ------    ---------------    ----------
registered holder of any Note.

   "Incurrence" means the incurrence, creation, assumption or in any other
    ----------
manner becoming liable with respect to, or becoming responsible for the payment of, any Debt. "Incur" has a comparable meaning.

   "Indenture" means this Indenture, as amended or supplemented from time to
    ---------
time in accordance with the terms hereof.

   "Independent Financial Advisor" means a nationally recognized investment
    -----------------------------
banking, accounting or appraisal firm (i) which does not (and whose directors, officers, employees and Affiliates do not) have a direct or indirect material financial interest in the Company or any of its Subsidiaries and (ii) which, in the sole judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which such firm is being engaged.

   "Initial Notes" means, collectively, the 9 7/8% Senior Subordinated Notes due
    -------------
2007 of the Company issued on the Issue Date pursuant to Section 2.02, for so long as such securities constitute Restricted Securities.

   "Insolvency or Liquidation Proceeding" means, with respect to any Person, any
    ------------------------------------
liquidation, dissolution or winding up of such Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.

   "Institutional Accredited Investor" means an institution that is an
    ---------------------------------
"accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

   "Interest Payment Date" when used with respect to any Note, means the stated
    ---------------------
maturity of an installment of interest specified in such Note.

   "Interest Rate Agreement" means any interest rate protection agreement,
    -----------------------
interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge arrangement, to or under which the Company or any of its Subsidiaries is a party or a beneficiary on the date of this Indenture or becomes a party or a beneficiary thereafter.

   "Investment" means any investment in any Person, whether by means of share
    ----------
purchase, capital contribution, loan, time deposit or otherwise (but not including any demand deposit).

   "Issue Date" means December 1, 1997.
    ----------

   "Koppers Australia" means Koppers Australia Pty. Limited.
    -----------------

   "Legal Defeasance" has the meaning provided in Section 8.02.
    ----------------

   "Legal Holiday" has the meaning provided in Section 12.07.
    -------------

   "Lien" means, with respect to any Property, any mortgage, lien, pledge,
    ----
charge, security interest or encumbrance of any kind in respect of such Property. For the purposes of this Indenture, the Company will be deemed to own subject to a Lien any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property.

   "Management Investors" means the individuals set forth on Schedule I hereto.
    --------------------

   "Management Redemption Offer" means the Company's offer to redeem shares of
    ---------------------------
its Common Stock held by eligible Management Investors at a price of $17.00 per share, which offer shall be open for a period of 60 days following the Issue Date and will be subject to the limitations described in the offering memorandum relating to the Offering.

   "Maturity Date" means December 1, 2007.
    -------------

   "Moody's" means Moody's Investors Service, Inc. and its successors.
    -------

   "Monessen Facility" means the Company's coke facility located in Monessen,
    -----------------
Pennsylvania.

   "Monessen Section 29 Tax Credits " means the tax credits available under
    --------------------------------
Section 29 of the U.S. Internal Revenue Code associated with the operations of the Monessen Facility.

   "Net Cash Proceeds" from an Asset Disposition means cash or Cash Equivalents
    -----------------
received (including any cash or Cash Equivalents received by way of deferred payment of principal pursuant to, or upon disposition of, a note or installment receivable or otherwise, but only as and when received (including any cash or Cash Equivalents received upon sale or disposition of such note or receivable), and excluding any other consideration (i) received in the form of assumption by the acquiring Person of Debt or other obligations relating to the assets disposed of in such Asset Disposition or (ii) until converted to cash or Cash Equivalents, received in any other non-cash form) therefrom, in each case, net of all legal, accounting and investment banking fees and expenses, brokerage commissions and other fees and expenses incurred, and provision for all taxes (whether or not such taxes will actually be paid or payable) as a result of such Asset Disposition without regard to the consolidated results of operation of the Company and its Subsidiaries as a consequence of such Asset Disposition, transfer or other disposition, in each case net of a reasonable reserve for the after-tax cost of any indemnification payments (fixed and contingent) attributable to seller's indemnities to the purchaser undertaken by the Company or any of its Subsidiaries in connection with such Asset Disposition (but excluding any payments, which by the terms of the indemnities will not, under any circumstances, be made during the term of the Notes), and net of all payments made on any Debt which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which is required to be repaid as a result of such Asset Disposition. Notwithstanding the foregoing, the term "Net Cash Proceeds" will not include 50% of that portion of the net after tax cash proceeds from the sale, transfer, conveyance, lease or other disposition of the Monessen Facility that is directly attributable to the Monessen Section 29 Tax Credits.

   "Net Income" of any Person for any period means the net income (loss) of such
    ----------
Person for such period, determined in accordance with generally accepted accounting principles, except that extraordinary and nonrecurring gains and losses as determined in accordance with generally accepted accounting principles will be excluded.

   "Net Worth" of any Person means as of any date the aggregate of capital,
    ---------
surplus and retained earnings of such Person and its Consolidated Subsidiaries as would be shown on a consolidated balance sheet of such Person and its Consolidated Subsidiaries prepared as of such date in accordance with generally accepted accounting principles; provided that capital and surplus attributable to Redeemable Stock will be excluded.

   "New Credit Facilities" means the Credit Agreement dated as of November 24,
    ---------------------
1997, among the Company, the guarantors listed therein, the lenders listed therein, and SBC Warburg Dillon Read Inc., Swiss Bank Corporation, Stamford Branch and Mellon Bank, N.A., as Agents, as such agreement may be amended, restated, supplemented or otherwise modified from time to time, and includes (i) the Australian dollar denominated term loan and revolving credit facility described therein, (ii) any credit, securities purchase or similar agreement extending the maturity of, or restructuring all or any portion of, the Debt under the New Credit Facilities or any successor agreement and (iii) any agreement with one or more lenders or purchasers refinancing all or any portion of the Debt under the New Credit Facilities or any successor agreement, including, in the case of clauses (ii) or (iii), any increased amount of Debt thereunder but only to the extent such increased amount of Debt is permitted to be incurred under clause (viii) of the first paragraph of Section 4.12.

   "Non-U.S. person" means a person who is not a U.S. person, as defined in
    ---------------
Regulation S.

   "Notes" means, collectively, the Initial Notes and the Exchange Notes,
    -----
treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

   "Obligations" means any principal, interest (including, without limitation,
    -----------
Post-Petition Interest), penalties, fees, indemnifications, reimbursement obligations, damages (including liquidated damages) and other liabilities payable under the documentation governing any Debt.

   "Offer" has the meaning provided in Section 4.16.
    -----

   "Offer Amount" has the meaning provided in Section 4.16.
    ------------

   "Offer Period" has the meaning provided in Section 4.16.
    ------------

   "Offering" means the issuance and sale of Initial Notes in an aggregate
    --------
principal amount of $175,000,000 on the Issue Date.

   "Officer" means, with respect to any person, the Chairman of the Board, the
    -------
Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of such person, or any other officer designated by the Board of Directors serving in a similar capacity.

   "Officers' Certificate" means a certificate signed by the Chairman of the
    ---------------------
Board of Directors or the President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President") and by the Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Trustee. Each such certificate will comply with Section 314 of the TIA as well as Sections 12.04 and 12.05.

   "Offshore Physical Notes" has the meaning provided in Section 2.01.
    -----------------------

   "Opinion of Counsel" means an opinion in writing signed by legal counsel who
    ------------------
may be an employee of or counsel to the Company or who may be other counsel satisfactory to the Trustee. Each such opinion will comply with Section 314 of the TIA as well as Sections 12.04 and 12.05.

   "Other Debt" has the meaning provided in Section 4.20.
    ----------

   "Paying Agent" has the meaning provided in Section 2.03.
    ------------

   "Payment Blockage Notice" has the meaning provided in Section 10.02.
    -----------------------

   "Payment Blockage Period" has the meaning provided in Section 10.02.
    -----------------------

   "Permitted Debt" means Debt described in clauses (i) through (xiv) of Section
    --------------
4.12.

   "Permitted Holders" means Saratoga and its affiliates and the Management
    -----------------
Investors, each of the spouses, children (adoptive or biological) or other lineal descendants of the Management Investors, the probate estate of any such individual and any trust, so long as one or more of the foregoing individuals retains substantially all of the controlling or beneficial interest thereunder.

   "Permitted Junior Securities" means any securities of the Company, any
    ---------------------------
Subsidiary Guarantor or any successor to the Company or any Subsidiary Guarantor, as the case may be, issued pursuant to a plan of reorganization or readjustment of the Company or such Subsidiary Guarantor or successor that are
(i) equity securities without covenants or rights of mandatory or optional redemption or (ii) subordinated in right of payment to all Senior Debt or Guarantor Senior Debt, as the case may be, that may at the time be outstanding, to substantially the same extent as, or to a greater extent than, the Notes are subordinated as provided in this Indenture, in any event pursuant to a court order so providing and as to which (a) the rate of interest on such securities shall not exceed the effective rate of interest on the Notes on the date of this Indenture, (b) such securities shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such securities than those in effect with respect to the Notes on the date of this Indenture and (c) such securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to the date six months following the final scheduled maturity date of the Senior Debt or Guarantor Senior Debt, as the case may be (as modified by the plan of reorganization of readjustment pursuant to which such securities are issued).

   "Permitted Liens" means (i) Liens securing Debt existing as of the Issue Date
    ---------------
(after giving effect to the use of proceeds of issuance of the Notes), and related interest, fees and obligations of the Company thereunder; (ii) Liens with respect to assets of a Subsidiary granted by such Subsidiary to the Company to secure Debt owing to the Company; (iii) statutory Liens or landlords and carriers', warehouseman's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as will be required in conformity with GAAP will have been made therefor; (iv) Liens for taxes, assessments, government charges or claims which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as will be required in conformity with GAAP will have been made therefor; (v) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (vi) Liens created or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of money bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of Debt); (vii) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any of its Subsidiaries incurred in the ordinary course of business; (viii) any attachment or judgment Lien that does not give rise to an Event of Default; (ix) rights of banks to set off deposits against debts owed to said bank; (x) Liens on the assets of any entity existing at the time such assets are acquired by the Company or any of its Subsidiaries, whether by merger, consolidation, purchase of assets or otherwise; provided that such Liens
(A) are not created, incurred or assumed in connection with, or in contemplation of, such assets being acquired by the Company or any of its Subsidiaries and (B) do not extend to any other Property of the Company or any of its Subsidiaries;
(xi) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and goods sold relating to such letters of credit and the products and proceeds thereof; (xii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xiii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or one of its Subsidiaries relating to such property or assets; (xiv) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; provided that any Sale and Leaseback Transaction related thereto complies with Section 4.19; (xv) Liens upon real or tangible personal property acquired after the date on which the Notes are issued under this Indenture; provided, however, that (x) such Lien is created solely for the purpose of securing Debt Incurred (A) to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within 12 months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (B) to refinance any Debt previously so secured, (y) the principal amount of the Debt secured by such Lien does not exceed 100% of such cost and (z) any such Lien will not extend to or cover any property or assets other than such item or property or assets and any improvements on such item; (xvi) Liens securing obligations under Interest Rate Agreements and Currency Agreements; (xvii) Liens on accounts receivable and inventory securing working capital borrowings (including interest, fees and other obligations in respect thereof) made by the Company or its Subsidiaries in accordance with Section 4.12; (xviii) Liens on the assets of a Receivables Subsidiary in a Receivables Transaction; and (xix) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses
(i), (x) and (xv); provided that any such extension, renewal or replacement will not extend to any other assets of the Company or any of its Subsidiaries other than the assets originally covered by such Lien or any improvements thereon or additions or accessions thereto.

   "Permitted Payments" means with respect to the Company or any of its
    ------------------
Subsidiaries (i) any dividend on shares of Capital Stock payable solely in shares of Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to purchase Capital Stock (other than Redeemable Stock); (ii) any dividend or other distribution or payment in respect of redemption of Capital Stock payable to the Company by any of its Subsidiaries or by a Subsidiary to another Subsidiary or the retirement of any shares of the Company held by any Wholly-Owned Subsidiary of the Company; (iii) the repurchase or other acquisition or retirement for value of any shares of the Company's Capital Stock, or any option, warrant or other right to purchase shares of the

Company's Capital Stock with additional shares of, or out of the net proceeds of a substantial contemporaneous issuance of, Capital Stock other than Redeemable Stock; (iv) the retirement of any shares of Redeemable Capital Stock by conversion into, or by exchange for, additional shares of Redeemable Capital Stock, or out of the net proceeds of the substantial contemporaneous issuance (other than to a Subsidiary of the Company) of other shares of Redeemable Capital Stock; (v) the payment of management, advisory or consulting fees to Saratoga or its affiliates in an amount not to exceed $600,000 per year; (vi) the redemption of shares of the Company's Common Stock from Management Investors as part of the Management Redemption Offer in an amount not to exceed $15,000,000; (vii) the redemption of shares of the Company's Common Stock from APT Holdings Corporation in an amount not to exceed $23,000,000; (viii) any voluntary prepayment or defeasance, redemption, repurchase or other acquisition for value of any Debt which by its terms ranks subordinate in right of payment to the Notes with the net proceeds from the issuance of (a) Debt which is also subordinate (at least to the extent and in the manner as the Debt to be prepaid or defeased, redeemed, repurchased or otherwise acquired is subordinate to the Notes) in right of payment to the Notes; provided that such new subordinated Debt provides for no payments of principal by way of sinking fund, mandatory redemption or otherwise (including defeasance) by the Company (including, without limitation, at the option of the holder thereof other than an option given to a holder pursuant to an "asset sale" or "change of control" covenant which is no more favorable to the holders of such Debt than the provisions contained in corresponding Sections of this Indenture and such Debt provides that the Company will not repurchase such Debt pursuant to such provisions prior to the Company's repurchase of the Notes required to be repurchased by the Company pursuant to corresponding Sections of this Indenture) prior to the final scheduled maturity date of the Notes and the proceeds of such new subordinated Debt are utilized for such purpose within 45 days of issuance or (b) Capital Stock (other than Redeemable Stock); (ix) the repurchase of Debt subordinated to the Notes pursuant to the provisions of any "change of control" covenant set forth in the instrument governing such subordinated Debt; provided that such repurchases will only be permitted if all of the terms and conditions in such provisions have been fully complied with and such repurchases are made in accordance with the terms of this Indenture and thereof, and provided further that the Company has repurchased all Notes required to be repurchased by the Company pursuant to Section 4.15 prior to the repurchase of any subordinated Debt of the Company pursuant to the provisions of any "change of control" covenant set forth in such Debt's governing instrument; (x) the purchase of Debt of the Company which is subordinated to the Notes in anticipation of satisfying sinking fund, principal installments or final maturity payments, in each case within one year of the date of such purchase; (xi) Investments not described in any other clause of this definition made after the date of this Indenture in an aggregate amount (net of return of investment) not to exceed $7,500,000, which amount may be increased by an amount equal to the lesser of (A) the excess, if any, of $15,000,000 over the aggregate amount paid on redemption of shares of Common Stock in accordance with the Management Redemption Offer within 60 days of the Issue Date and (B) $5,000,000; provided that no Investment may be made as described in this clause (xi) unless (a) such Investment is made in a Person engaged primarily in a business that is the same as, similar or incidental to, or complementary with, a business in which the Company and its Subsidiaries are substantially engaged on the Issue Date and (b) immediately after giving effect to such Investment, the Company would be able to incur at least $1.00 of Debt under certain sections of this Indenture; (xii) an Investment consisting of the contribution of the Monessen Facility to a partnership or other entity created for the purpose of effecting the sale of the Monessen Section 29 Tax Credits; provided that the Company shall be the general partner (or equivalent) of such entity, an affiliate of the Company shall continue to operate the Monessen Facility, such contribution shall be credited to the Company's capital account (or equivalent) of such entity at the fair market value of the Monessen Facility and the other investor's interest in such entity shall be redeemable by the Company following expiration of the Monessen
Section 29 Tax Credits; (xiii) an Investment by a Receivables Subsidiary consisting of equity interests in a trust or other Person established by such Receivables Subsidiary to effect a Receivables Transaction; and (xiv) Investments made in Cash Equivalents and Consolidated Subsidiaries.

   "Person" means an individual, a corporation, a partnership, a limited
    ------
liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

   "Physical Notes" has the meaning provided in Section 2.01.
    --------------

   "Post-Petition Interest" means, with respect to any Debt of any Person, all
    ----------------------
interest accrued or accruing on such Debt after the commencement of any Insolvency or Liquidation Proceeding against such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Debt, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

   "Preferred Stock" means, with respect to any Person, any and all preferred or
    ---------------
preference stock (however designated) of such Person whether now outstanding or issued after the date of this Indenture.

   "principal," wherever used with reference to the Notes or any Note or any
    ---------
portion thereof, will be deemed to include "and premium, if any."

   "Private Placement Legend" means the legend initially set forth on the
    ------------------------
Initial Notes in the form set forth in Exhibit A(1).

   "pro forma" means with respect to any calculation made or required to be made
    ---------
pursuant to the terms of this Indenture, a calculation in accordance with
Article 11 of Regulation S-X under the Securities Act, as determined by the Board of Directors or the Chief Financial Officer of the Company in consultation with its independent public accountants.

   "Property" of any person means all types of real, personal, tangible,
    --------
intangible or mixed property owned by such person whether or not included in the most recent consolidated balance sheet of such person and its Subsidiaries under GAAP.

   "Purchase Date" has the meaning provided in Section 4.16.
    -------------

   "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in
    -----------------------------      ---
Rule 144A under the Securities Act.

   "Receivables Subsidiary" means a Subsidiary of the Company exclusively
    ----------------------
engaged in Receivables Transactions and activities related thereto; provided, however, (i) that at no time shall the Company and its Subsidiaries have more than one Receivables Subsidiary and (ii) all Debt or other borrowings of such Subsidiary shall be Debt (x) as to which neither the Company nor any of its other Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; (y) no default with respect to which would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company or any of its Subsidiaries to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (z) as to which the lenders (a) have acknowledged that they do not have recourse to the holder of the Capital Stock of the debtor or (b) have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its other Subsidiaries.

   "Receivables Transaction" means (i) the sale or other disposition to a third
    -----------------------
party of accounts receivable or an interest therein, or (ii) the sale or other disposition of accounts receivable or an interest therein to a Receivables Subsidiary followed by a financing transaction in connection with such sale or disposition of such accounts receivable (whether such financing transaction is effected by such Receivables Subsidiary or by a third party to whom such Receivables Subsidiary sells such accounts receivable or interests therein); provided that in each of the foregoing, the Company or its Subsidiaries other than the Receivables Subsidiary receive in cash at least 80% of the aggregate principal amount of any accounts receivable financed in such transaction.

   "Record Date" means, with respect to any Note, any of the Record Dates
    -----------
specified in such Note, whether or not a Legal Holiday.

   "Redemption Date," when used with respect to any Note to be redeemed, means
    ---------------
the date fixed for such redemption pursuant to this Indenture and the Notes.

   "Redemption Price," when used with respect to any Note to be redeemed, means
    ----------------
the price fixed for such redemption pursuant to this Indenture and the Notes.

   "Redeemable Stock" means any class or series of Capital Stock of any Person
    ----------------
that by its terms or otherwise is (i) required to be redeemed, in whole or in part, prior to the stated maturity of the Notes, (ii) redeemable at the option of the holder thereof, upon the occurrence of any event or otherwise, at any time prior to the stated maturity of the Notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) or Debt.

   "Reference Period" means the four fiscal quarters for which financial
    ----------------
information is available (or was required to be made available) preceding the date of a transaction giving rise to the need to make a financial calculation.

   "Registrar" has the meaning provided in Section 2.03.
    ---------

   "Registration Rights Agreement" means the Registration Rights Agreement,
    -----------------------------
dated as of December 1, 1997, by and among the Company, the Subsidiary Guarantors and SBC Warburg Dillon Read Inc., as Initial Purchaser.

   "Regulation S" means Regulation S under the Securities Act.
    ------------

   "Representative" means the agent or representative in respect of any
    --------------
Designated Senior Debt or Guarantor Senior Debt; provided that if, and for so long as, any Designated Senior Debt or Guarantor Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt or Guarantor Senior Debt, as the case may be, shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt or Guarantor Senior Debt in respect of any Guarantor Senior Debt.

   "Repurchase Date" has the meaning set forth in Section 4.15.
    ---------------

   "Restricted Payment" means with respect to any Person (i) the declaration or
    ------------------
payment of any dividend or other distribution on account of any shares of such Person's Capital Stock, (ii) any payment on account of the purchase, redemption, retirement or other acquisition of (a) any shares of such Person's Capital Stock or (b) any option, warrant or other right to acquire shares of such Person's Capital Stock, (iii) any voluntary prepayment or defeasance, redemption, repurchase or other acquisition or retirement for value of any Debt ranked subordinate in right of payment to the Notes or (iv) any Investment. Notwithstanding the foregoing, "Restricted Payment" shall not include any Permitted Payment.

   "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3)
    -------------------
under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

   "Rule 144A" means Rule 144A under the Securities Act.
    ---------

   "S&P" means Standard and Poor's Corporation and its successors.
    ---

   "Sale and Leaseback Transaction" means with respect to any Person an
    ------------------------------
arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person or any of its Subsidiaries of any property of such Person or any of its Subsidiaries which has been or is being sold or transferred by such Person or such Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property.

   "Saratoga" means Saratoga Partners III, LP.
    --------

   "SEC" means the United States Securities and Exchange Commission.
    ---

   "Securities Act" means the Securities Act of 1933, as amended, and the rules
    --------------
and regulations of the SEC promulgated thereunder.

   "Senior Debt" means, at any date, (a) all Obligations of the Company under
    -----------
the New Credit Facilities; (b) all Obligations of the Company under Currency Agreements and Interest Rate Agreements (including Post-Petition Interest); (c) all Obligations of the Company under stand-by letters of credit; and (d) all other Debt of the Company for borrowed money, including principal, premium, if any, and interest (including Post-Petition Interest) on such Debt, unless the instrument under which such Debt of the Company for money borrowed is Incurred expressly provides that such Debt for money borrowed is not senior or superior in right of payment to the Notes, and all renewals, extensions, modifications, amendments or refinancings thereof. Notwithstanding the foregoing, Senior Debt shall not include (a) to the extent that it may constitute Debt, any Obligation for Federal, state, local or other taxes; (b) any Debt among or between the Company and any Subsidiary of the Company, unless and for so long as such Debt has been pledged to secure Obligations under the New Credit Facilities; (c) to the extent that it may constitute Debt, any Obligation in respect of any trade payable Incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (d) Debt evidenced by the Notes and the Subsidiary Guarantees; (e) Debt of the Company that is expressly subordinate or junior in right of payment to any other Debt of the Company; (f) to the extent that it may constitute Debt, any obligation owing under leases (other than Capitalized Lease Obligations) or management agreements; and (g) any obligation that by operation of law is subordinate to any general unsecured obligations of the Company.

   "Subordinated Debt" means any Debt of the Company which is expressly
    -----------------
subordinated in right of payment to the Notes.

   "Subsidiary" means, with respect to any Person, any corporation or other
    ----------
entity of which a majority of the Capital Stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

   "Subsidiary Guarantee" means the Guarantee by any Subsidiary Guarantor of the
    --------------------
Notes.

   "Subsidiary Guarantor" means (i) each of the guarantors listed on the
    --------------------
signature pages hereto, (ii) each of the Company's Subsidiaries which becomes a guarantor of the Notes pursuant to the provisions of Section 4.20, and (iii) each of the Company's Subsidiaries executing a supplemental indenture in which such Subsidiary agrees to be bound by the terms of this Indenture; provided that any person constituting a Subsidiary Guarantor as set forth above shall cease to constitute a Subsidiary Guarantor when its respective Subsidiary Guarantee is released in accordance with the terms thereof.

   "Surviving person" has the meaning provided in Section 5.01.
    ----------------

   "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb),
    ---
as amended, as in effect on the date of this Indenture, except as otherwise provided in Section 9.04.

   "Trade Payables" means accounts payable or any other indebtedness or monetary
    --------------
obligations to trade creditors created or assumed by the Company or any Subsidiary of the Company in the ordinary course of business in connection with the obtaining of materials or services.

   "Trustee" means the party named as such in this Indenture until a successor
    -------
replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

   "Trust Officer" means any officer of the Trustee assigned by the Trustee to
    -------------
administer this Indenture, or in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

   "U.S. Government Obligations" means securities which are (i) direct
    ---------------------------
obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case are not callable or redeemable at the option of the issuer thereof.

   "U.S. Legal Tender" means such coin or currency of the United States of
    -----------------
America as at the time of payment shall be legal tender for the payment of public and private debts.

   "U.S. Physical Notes" has the meaning provided in Section 2.01.
    -------------------

   "Wholly-Owned Subsidiary" means with respect to any Person a Subsidiary all
    -----------------------
of the voting stock of which is owned directly or indirectly by such Person.

   SECTION 1.02.  Incorporation by Reference of TIA.
                  ---------------------------------

   Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

   "Commission" means the SEC.

   "indenture securities" means the Notes.

   "indenture security holder" means a Holder or a Noteholder.

   "indenture to be qualified" means this Indenture.

   "indenture trustee" or "institutional trustee" means the Trustee.

   "obligor" on the indenture securities means the Company, the Subsidiary Guarantors, if any, or any other obligor on the Notes or the Guarantees, if any.

   All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

   SECTION 1.03.  Rules of Construction.
                  ---------------------

   Unless the context otherwise requires:

        (1) a term has the meaning assigned to it;

        (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

        (3)  "or" is not exclusive;

        (4) words in the singular include the plural, and words in the plural include the singular; and

   (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE TWO

                                   THE NOTES

   SECTION 2.01.  Form and Dating.
                  ---------------

   The Initial Notes, the notation thereon relating to the Guarantees, if any, and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A(1) hereto. The Exchange Notes, the notation thereon relating
        ------------
to the Guarantees, if any, and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A(2) hereto. The Notes may have
                                ------------
notations, legends or endorsements required by law, stock exchange rule or depository rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance.

   The terms and provisions contained in the Notes and the Guarantees, if any, annexed hereto as Exhibits A(1) and A(2) shall constitute, and are hereby
                  -------------     ----
expressly made, a part of this Indenture and, to the extent applicable, the Company, the Subsidiary Guarantors, if any, and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

   Notes offered and sold in reliance on Rule 144A or in offshore transactions in reliance of Regulation S shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A(1) (a "Global Note"), deposited with the Trustee, as custodian for
                    -----------
the Depository, and shall bear the legend set forth in Exhibit B, duly executed
                                                       ---------
by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

   Notes offered and sold in reliance on any other exemption from registration under the Securities Act other than as described in the preceding paragraph shall be issued, and Notes offered and sold in reliance on Rule 144A may be issued, in the form of permanent certificated Notes in registered form, in substantially the form set forth in Exhibit A(1) (the "U.S. Physical Notes").
                                    ------------       -------------------
Notes offered and sold in offshore transactions in reliance on Regulation S may also be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A(1) (the "Offshore Physical
                                    ------------       -----------------
Notes").   The Offshore Physical Notes and the U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes."
                                        --------------

   SECTION 2.02.  Execution and Authentication;
                  Aggregate Principal Amount.
                  -----------------------------

   Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature. Each Subsidiary Guarantor shall execute the Guarantee in the manner set forth in Section 11.09.

   If an Officer or Assistant Secretary whose signature is on a Note was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

   A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

   The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed $175,000,000 and (ii) Exchange Notes from time to time only in exchange for a like principal amount of Initial Notes, in each case upon a written order of the Company in the form of an Officers' Certificate of the Company. Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes or Exchange Notes and whether the Notes are to be issued as Physical Notes or Global Notes or such other information as the Trustee may reasonably request. In addition, with respect to authentication pursuant to clause (ii) of the first sentence of this paragraph, the first such written order from the Company shall be accompanied by an Opinion of Counsel of the Company in a form reasonably satisfactory to the Trustee to the effect that the issuance of the Exchange Notes does not give rise to an Event of Default, complies with this Indenture and has been duly authorized by the Company. The aggregate principal amount of Notes outstanding at any time may not exceed $175,000,000, except as provided in Section 2.07.

   The Trustee may appoint an authenticating agent (the "Authenticating Agent")
                                                         --------------------
reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

   The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

   SECTION 2.03.  Registrar and Paying Agent.
                  --------------------------

   The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York) where (a) Notes may be presented or surrendered for registration of transfer or for exchange

("Registrar"), (b) Notes may be presented or surrendered for  payment ("Paying
-----------                                                             ------
Agent") and (c) notices and demands to or upon the Company in respect of the
-----
Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional Paying Agent. Neither the Company nor any Affiliate of the Company may act as Paying Agent.

   The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with
Section 7.07.

   The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes, until such time as the Trustee has resigned or a successor has been appointed. The Paying Agent or Registrar may resign upon 30 days prior written notice to the Company.

   SECTION 2.04.  Paying Agent To Hold Assets in Trust.
                  ------------------------------------

   The Company shall require each Paying Agent other than the Trustee to agree in writing that, subject to Articles Ten and Eleven, each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee in writing of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

   SECTION 2.05.  Noteholder Lists.
                  ----------------

   The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee as of each Record Date and before each related Interest Payment Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Noteholders, which list may be conclusively relied upon by the Trustee.

   The registered Holder of any Note, as shown on the Noteholder list maintained by the Registrar, shall be deemed and regarded as the absolute owner thereof for all purposes, whether or not such Note is overdue, and payment of or on account of any of the principal of or interest on such Note shall be made only to or upon the order of the registered Holder thereof or his duly authorized attorney; but such registration may be changed as herein expressly provided. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Note to the extent of the sum or sums so paid. Neither the Company nor the Trustee, nor any agent for either, shall be bound or otherwise obligated by any notice or knowledge indicating that any Person other than the registered Holder shown on the Noteholder list is the Holder of any Note except for a formal change of registration by transfer or otherwise as provided herein.

   SECTION 2.06.  Transfer and Exchange.
                  ---------------------

   Subject to the provisions of Sections 2.15 and 2.16, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall issue and execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be made to a Noteholder for any registration of transfer or exchange. The Company may require from such Noteholder payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.10, 3.06, 4.15, 4.16 or 9.06, in which event the Company shall be responsible for the payment of such taxes).

   The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

   Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

   SECTION 2.07.  Replacement Notes.
                  -----------------

   If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and execute and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an affidavit of lost certificate and an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of the Trustee and counsel and the Trustee may charge the Company for the Trustee's reasonable out-of-pocket expenses in replacing such Note. Every replacement Note shall constitute an additional Obligation of the Company.

   SECTION 2.08.  Outstanding Notes.
                  -----------------

   Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Company, any Subsidiary Guarantor or any of their respective Affiliates holds the Note.

   If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

   If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

   SECTION 2.09.  Treasury Notes.
                  --------------

   In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company, any Subsidiary Guarantor or any of their respective Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes, and of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

   SECTION 2.10.  Temporary Notes.
                  ---------------

   Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated, and shall direct the Trustee to authenticate such Notes and certify that all conditions precedent to the issuance of such Notes contained herein have been complied with. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company and the Trustee consider appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Notes in exchange for temporary Notes.

   SECTION 2.11.  Cancellation.
                  ------------

   The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall (subject to the record-retention requirements of the Exchange Act) dispose of all Notes surrendered for registration of transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company or any Subsidiary Guarantor shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

   SECTION 2.12.  Defaulted Interest.
                  ------------------

   If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

   SECTION 2.13.  CUSIP Number.
                  ------------

   The Company in issuing the Notes may use one or more "CUSIP" numbers, and if so, the appropriate CUSIP number(s) shall be included in all notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made by the Trustee as to the correctness or accuracy of any CUSIP number(s) printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.

   SECTION 2.14.  Deposit of Moneys.
                  -----------------

   Prior to 10:00 a.m, New York City time, on each Interest Payment Date and on the Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

   SECTION 2.15.  Book-Entry Provisions for
                  Global Notes.
                  ---------------------------

   (a) Any Global Note initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B.

   Members of, or participants in, the Depository ("Agent Members") shall have
                                                    -------------
no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under any Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the

Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

   (b) Transfers of any Global Note shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Note and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Notes.

   (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph
(b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in such Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

   (d) In connection with the transfer of an entire Global Note to beneficial owners pursuant to paragraph (b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

   (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.16, bear the legend regarding transfer restrictions applicable to the Physical Notes set forth in Exhibit A.

   (f) The Holder of any Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

   SECTION 2.16.  Special Transfer Provisions.
                  ---------------------------

   (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S.
       --------------------------------------------------------------------
Persons.  The following provisions shall apply with respect to the registration
-------
of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

           (i) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after December 1, 1999 and the transferor certifies that the Restricted Security was not acquired from the Company or Affiliate of the Company less than two years prior to the date of the proposed transfer or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto or
     (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto; and

           (ii) if the proposed transferor is an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of the relevant Global Note in an amount equal to the principal amount of the beneficial interest in such Global Note to be transferred, and (b) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and amount.

     (b) Transfers to QIBs.  The following provisions shall apply with respect
         -----------------
to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

           (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

           (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in a Global Note, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of such Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

     (c) Private Placement Legend.  Upon the registration of transfer, exchange
         ------------------------
or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstance contemplated by paragraph (a)(i)(x) of this Section 2.16 exist or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

     (d) General.  By its acceptance of any Note bearing the Private Placement
         -------
Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

     The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16 for a period of three years. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                                 ARTICLE THREE

                                   REDEMPTION

     SECTION 3.01.      Notices to Trustee.
                        ------------------

     If the Company elects to redeem Notes pursuant to Paragraph Six of the Notes, it shall notify both the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of the Notes to be redeemed.

     The Company shall give each notice provided for in this Section 3.01 at least 45 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee, as evidenced in a writing signed on behalf of the Trustee), together with an Officers' Certificate and Opinion of Counsel stating that such redemption shall comply with the conditions contained herein and in the Notes.

     SECTION 3.02.      Selection of Notes To Be Redeemed.
                        ---------------------------------

     If fewer than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed on a pro rata basis, by lot or in such other fair and appropriate manner chosen at the discretion of the Trustee and, if the Notes are listed on any securities exchange, by a method that complies with the requirements of such exchange; provided, however, that if partial redemption is made with the net proceeds of one or more issuances of Common Stock (other than Redeemable Stock) prior to December 1, 2000, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis unless such method is otherwise prohibited. The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

     SECTION 3.03.      Notice of Redemption.
                        --------------------

     At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed, with a copy to the Trustee and any Paying Agent.

     Each notice for redemption shall identify the Notes to be redeemed and shall state:

          (1)  the Redemption Date;

          (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

          (3) the name and address of the Paying Agent;

          (4) the subparagraph of the Notes pursuant to which such redemption is being made;

          (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

          (6) that, unless (a) the Company defaults in making the redemption payment or (b) such redemption payment is prohibited pursuant to Article Ten or Eleven or otherwise, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest, if any, upon surrender to the Paying Agent of the Notes redeemed;

          (7) if any Note is being redeemed in part, the portion of the principal amount (equal to $1,000 or any integral multiple thereof) of such Note to be redeemed and that, on or after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued; and

          (8) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

     SECTION 3.04.  Effect of Notice of Redemption.
                    ------------------------------

     Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption, unless prohibited pursuant to Article Ten or Eleven or otherwise pursuant to this Indenture, shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant record dates referred to in the Notes.

     SECTION 3.05.  Deposit of Redemption Price.
                    ---------------------------

     On or before the Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes or portions thereof to be redeemed on that date. The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

     If the Company complies with the preceding paragraph and payment of the Notes is not prohibited under Article Ten or Eleven or otherwise, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

     SECTION 3.06.  Notes Redeemed in Part.
                    ----------------------

     Upon surrender of a Note that is to be redeemed in part, the Company shall issue and execute, and the Trustee shall authenticate for the Holder, a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

                                  ARTICLE FOUR

                                   COVENANTS

     SECTION 4.01.  Payment of Notes.
                    ----------------

     The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

     The Company shall pay, to the extent such payments are lawful, interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     SECTION 4.02.  Maintenance of Office or Agency.
                    -------------------------------

     The Company shall maintain the office or agency required under Section
2.03. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

     SECTION 4.03.  Corporate Existence.
                    -------------------

     Except as otherwise permitted by Article Five, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Subsidiaries in accordance with the respective organizational documents of each such Subsidiary and the material rights (charter and statutory) of the Company and each such Subsidiary; provided, however, that the Company shall not be required to preserve, with respect to itself, any material right and, with respect to any of its Subsidiaries, any such existence or material right, if the Board of Directors of the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole.

     SECTION 4.04.  Payment of Taxes and Other Claims.
                    ---------------------------------

     The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or its Properties or any of its Subsidiaries' Properties and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon its Properties or any of its Subsidiaries' Properties, except, in each case, as would not be, in the aggregate, reasonably likely to have a material adverse effect on the business and financial condition of the Company and its Subsidiaries, taken as a whole; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

     SECTION 4.05.  Maintenance of Properties
                    and Insurance.
                    ----------------------------

     (a) The Company shall, and shall cause each of its Subsidiaries to, maintain its Properties in good working order and condition (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business, unless the failure to do so, in each case, would not be, in the aggregate, reasonably likely to have a material adverse effect on the business and financial condition of the Company and its Subsidiaries, taken as a whole; provided, however, that nothing in this Section 4.05 shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of its Properties if such discontinuance is, in the good faith judgment of the Board of Directors or other governing body of the Company or the Subsidiary concerned, as the case may be, desirable in the conduct of its businesses and is not disadvantageous in any material respect to the Holders.

     (b) The Company shall maintain insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Company, are adequate and appropriate for the conduct of the business of the Company and its Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Company, for companies similarly situated in the industry, except for any omissions thereof which would not be, in the aggregate, reasonably likely to have a material adverse effect on the business and financial condition of the Company and its Subsidiaries, taken as a whole.

     SECTION 4.06.  Compliance Certificate;
                    Notice of Default.
                    ------------------------

     (a) The Company shall deliver to the Trustee, on or before 90 days after the end of the Company's fiscal year and on or before 45 days after the end of each of the first, second and third fiscal quarters in each year, an Officers' Certificate which complies with TIA (S) 314(a)(4) stating that a review of its activities during the preceding fiscal quarter or fiscal year (as the case may be) has been made under the supervision of the signing Officers with a view to determining whether it has kept, observed, performed and fulfilled its Obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer's knowledge the Company during such preceding fiscal year or fiscal quarter has kept, observed, performed and fulfilled each and every such covenant and the Obligations contained in this Indenture and the Notes and no Default or Event of Default occurred during such year or quarter and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. For purposes of this paragraph (a), compliance with this Indenture shall be determined without regard to any period of grace or requirement of notice provided under this Indenture The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

     (b) So long as not contrary to then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to Section 4.08 shall be accompanied by a written report of the Company's independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four or Five or Section 6.01 insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any person for any failure to obtain knowledge of any such violation.

     (c) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall deliver to the Trustee, at its address set forth in Section 12.02 hereof, by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action (including any action the Company is taking or proposes to take in respect thereof) within thirty days of such occurrence.

     SECTION 4.07.  Compliance with Laws.
                    --------------------

     The Company shall, and shall cause each of its Subsidiaries to, comply with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of its businesses and the ownership of its properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the business or financial condition of the Company and its Subsidiaries, taken as a whole.

     SECTION 4.08.  SEC Reports.
                    -----------

     (a) The Company shall file with the SEC all information, documents and reports to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is subject to such filing requirements so long as the SEC will accept such filings. The Company (at its own expense) shall file with the Trustee within 15 days after it files them with the SEC, copies of the quarterly and annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company files with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Upon qualification of this Indenture under the TIA, the Company shall also comply with the provisions of TIA (S) 314(a).

     (b) At the Company's expense, regardless of whether the Company is required to furnish such reports and other information referred to in paragraph (a) above to its stockholders pursuant to the Exchange Act, the Company shall cause such reports and other information to be mailed to the Holders at their addresses appearing in the register of Notes maintained by the Registrar within 15 days after it files them with the SEC.

     (c) The Company shall provide (1) to any Holder any information reasonably requested by such Holder concerning the Company (including financial statements) necessary in order to permit such Holder to sell or transfer Notes in compliance with Rule 144A under the Securities Act and (2) to any prospective purchaser of the Notes who requests such information in writing, any information reasonably requested by such prospective investor the delivery of which to a Holder would be consistent with this Section 4.08.

     SECTION 4.09.  Waiver of Stay, Extension
                    or Usury Laws.
                    ----------------------------

     The Company and each Subsidiary Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or any such Subsidiary Guarantor, as the case may be, from paying all or any portion of the principal of or interest on the Notes or performing its Guarantee, as the case may be and as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company and each Subsidiary Guarantor, if any, hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 4.10.  Limitation on Restricted Payments.
                    ---------------------------------

     The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment unless (a) at the time of such Restricted Payment or after giving effect thereto, no Event of Default, and no event that through the passage of time or the giving of notice, or both, would become an Event of Default, will have occurred and be continuing, (b) after giving effect thereto, the Company could Incur at least $1.00 of Debt pursuant to the provisions of the second paragraph of Section 4.12 and (c) after giving effect thereto, the aggregate amount of all Restricted Payments made by the Company and its Subsidiaries after the Issue Date will not exceed the sum (without duplication) of: (i) 50% of Consolidated Net Income of the Company accrued for the period (taken as one accounting period) commencing with January 1, 1998, and ending with the first full fiscal quarter ended immediately prior to the date of such calculation; provided that if Consolidated Net Income for such period is less than zero, then minus 100% of the amount of such loss; plus
(ii) 50% of that portion of the net after tax cash proceeds from the sale, transfer, carryover, lease or other disposition of the Monessen Facility that is directly attributable to the Monessen Section 29 Tax Credits; plus (iii) the aggregate net cash proceeds received by the Company from the issuance or sale (other than to a Subsidiary) of its Capital Stock (other than Redeemable Stock) after the Issue Date

(including Capital Stock (other than Redeemable Stock) issued upon conversion of, or in exchange for, securities other than its Capital Stock), and warrants and other rights to purchase (not including any such warrants or rights to purchase which are redeemable at the option of the holder thereof) its Capital Stock (other than Redeemable Stock); plus (iv) $5,000,000. Notwithstanding the foregoing, the Company may make payment of a dividend or other distribution on account of its shares of Capital Stock within 90 days of the declaration thereof if such declaration was permitted under the provisions of this Section 4.10.


     SECTION 4.11.  Limitation on Transactions
                    with Affiliates.
                    ------------------------------

     Neither the Company nor any of its Subsidiaries shall directly or indirectly enter into any transaction (including, without limitation, the sale, purchase or lease of any assets or properties or the rendering of any services) with any Affiliate of the Company or direct or indirect holder of 5% or more of any class of Capital Stock of the Company or any such Affiliate (other than a Wholly-Owned Subsidiary of the Company) except for transactions made in good faith the terms of which are fair and reasonable to the Company or such Subsidiary, as the case may be, and are at least as favorable as the terms which could be obtained by the Company or such Subsidiary, as the case may be, in a comparable transaction made on an arm's length basis with Persons who are not such a holder or Affiliate; provided that any such transaction will be conclusively deemed to be on terms which are fair and reasonable to the Company or any of its Subsidiaries and on terms which are at least as favorable as the terms which could be obtained on an arm's length basis with Persons who are not such a holder or Affiliate if such transaction is approved by a majority of the Company's disinterested directors and; provided, further, that with respect to any transaction or series of related transactions the aggregate amount of which is in excess of $10,000,000, in addition to approval of its board of directors, the Company will obtain a written opinion of an Independent Financial Advisor stating that the terms of such transaction are fair to the Company or its Subsidiary, as the case may be, from a financial point of view. This Section
4.11 will not apply to (a) the payment of reasonable and customary regular fees to directors of the Company, (b) any Permitted Payment and any Restricted Payment not otherwise prohibited by this Indenture or (c) transactions between a Receivables Subsidiary and any Person as part of a Receivables Transaction, but only to the extent such transactions are solely in connection with the Receivables Transaction.

     SECTION 4.12.  Limitation on Debt.
                    ------------------

     The Company shall not, and shall not permit its Subsidiaries to, directly or indirectly Incur any Debt (including Acquisition Debt), except (i) Debt outstanding (or, in the case of Term Loan A under the New Credit Facilities, committed) on the Issue Date (after giving effect to the use of proceeds of issuance of the Notes), including the term loans under the New Credit Facilities, but not including Debt described in clauses (iii) and (iv) below; (ii) Debt evidenced by the Notes and the Subsidiary Guarantees; (iii) Debt of Koppers Australia, in an aggregate principal amount not to exceed the Australian dollar equivalent of $40,000,000 at the time such Debt is initially issued, in the form of term loans under the New Credit Facilities; (iv) Debt of the Company or Koppers Australia Incurred under the revolving credit facilities provided for in the New Credit Facilities, including (without duplication) any such Debt in respect of letters of credit (not including the letters of credit described in clause (v) below), in an aggregate principal amount not to exceed the sum of 80% of accounts receivable (reduced as necessary to reflect the disposition of any such accounts receivable in a Receivables Transaction) and 50% of inventory as shown on the Company's consolidated balance sheet for the immediately preceding fiscal quarter for which financial statements are available; (v) Debt in respect of letters of credit with an aggregate face amount not to exceed the Australian dollar equivalent of $60,000,000 at the time such letters of credit are issued at any one time outstanding issued to provide support for loans to Koppers Australia; (vi) Debt in respect of letters of credit issued in the ordinary course of business not to exceed $15,000,000 in aggregate amount at any one time outstanding; (vii) Debt of any Subsidiary to the Company or any Wholly-Owned Subsidiary; (viii) Debt secured by Liens described in (x) and (xv) of the definition of Permitted Liens in an aggregate amount not to exceed $5,000,000 at any one time outstanding and refinancings thereof provided that the amount of such Debt is not increased; (ix) Debt issued in exchange for, or the proceeds of which are used to refinance, outstanding or committed Debt of the Company or any of the Notes in an amount (or, if such new Debt, is issued at a price less than the principal amount thereof, with an original issue price) not to exceed the amount so exchanged or refinanced (plus accrued interest, fees, expenses and other obligations related thereto); provided that if the Debt to be exchanged or refinanced by its terms ranks subordinate in right of payment to the Notes, (1) the Debt exchanged for, or the proceeds of which are used to refinance, such Debt is also subordinate to the Notes (at least to the extent and in the manner that the Debt to be exchanged or refinanced is subordinate to the Notes) in right of payment to the Notes and (2) no payments of principal of such Debt by way of sinking fund, mandatory redemption, mandatory repurchase or otherwise (including defeasance) may be made by the Company (including, without limitation, at the option of the holder thereof, other than an option given to a holder pursuant to an "asset sale" or "change of control" covenant which is no more favorable to the holders of such Debt than the corresponding provisions contained in this Indenture, and such Debt provides that the Company will not repurchase such Debt pursuant to such provisions prior to the Company's repurchase of the Notes required to be repurchased by the Company pursuant to the corresponding provisions contained in this Indenture) at any time prior to the final scheduled maturity date of the Notes; provided, further, that (A) if any scheduled mandatory principal payment of the Debt being exchanged for or refinanced has a due date after December 1, 2007, the corresponding scheduled mandatory payment of the Debt issued in exchange for, or to refinance such Debt, will not have a due date on or prior to December 1, 2007, and (B) in no event may Debt of the Company or a Subsidiary of the Company be refinanced by means of Debt of any other Subsidiary of the Company pursuant to this clause (ix); (x) Debt under Currency Agreements and Interest Rate

Agreements; (xi) Debt of Hickson outstanding from time to time in an aggregate principal amount not to exceed the Australian dollar equivalent of $10,000,000 at the time such Debt is issued, to the extent such Debt could be Incurred pursuant to the provisions of the following paragraph as if Hickson were a Subsidiary Guarantor; (xii) Asset Dispositions in the form of Receivables Transactions; (xiii) Guarantees of Debt under the New Credit Facilities otherwise permitted under this Indenture; and (xiv) to the extent not otherwise provided for in clauses (i) through (xiii) above, Debt of the Company in an aggregate outstanding principal amount not to exceed $5,000,000 at any one time outstanding.

     Notwithstanding the provisions set forth in the preceding paragraph, the Company and the Subsidiary Guarantors may Incur Debt, including Acquisition Debt, if on the Determination Date and after giving effect to the Incurrence of such Debt and the application of the proceeds therefrom, the Consolidated Fixed Charge Ratio for the Reference Period immediately preceding the Determination Date is greater than 2.0 to 1.

     SECTION 4.13.  Limitation on Payment Restrictions
                    Affecting Subsidiaries.
                    --------------------------------------

     The Company shall not, and shall not permit any Subsidiary to, create, assume or otherwise cause or suffer to exist or to become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock; (b) make payments in respect of any Debt owed to the Company or any of the Company's Subsidiaries; (c) make loans or advances to the Company or any of the Company's Subsidiaries; or (d) transfer any of its property to the Company or any of the Company's Subsidiaries other than (i) encumbrances and restrictions included (1) in this Indenture or (2) in any agreement in effect on the date of this Indenture (including without limitation the New Credit Facilities as in effect on the Issue Date) or (3) in any partial or total initial or successive refinancing, refunding or replacement of any agreement referred to in clause
(2); provided that any encumbrances or restrictions in any such refinancing, refunding, replacement, amendment, modification or supplement are not materially less favorable to the Company than those in such agreement in effect on the date of this Indenture; (ii) customary provisions contained in agreements with respect to Liens applicable to the assets subject to such Liens; (iii) encumbrances or restrictions binding upon any Person at the time such Person becomes a Subsidiary of the Company, provided that such encumbrances or restrictions were not incurred in anticipation of such Person becoming a Subsidiary of the Company; or (iv) restrictions applicable to a Receivables Subsidiary arising from a Receivables Transaction. This section will not prevent the Company from Incurring or suffering to exist any Lien which is permitted by Section 4.18.

     SECTION 4.14.  Limitation on Additional Senior
                    Subordinated Indebtedness.
                    --------------------------------

     The Company shall not, directly or indirectly, Incur any Debt that by its terms would expressly rank senior in right of payment to the Notes and expressly rank subordinate in right of payment to any other Debt of the Company.

     The Company shall not permit any Subsidiary Guarantor to, and no Subsidiary Guarantor shall, directly or indirectly, Incur any Debt that by its terms would expressly rank senior in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor and expressly rank subordinate in right of payment to any Guarantor Senior Debt of such Subsidiary Guarantor.

     SECTION 4.15.  Limitation on Change of Control.
                    -------------------------------

     (a) Upon a Change of Control, each Holder of the Notes will have the right to require that the Company repurchase such Holder's Notes at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase, in accordance with the terms contemplated in the following paragraph (b) (the "Change of Control Offer").
                                                  -----------------------

     (b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating: (1) that a Change of Control has occurred and that such Holder has the right to require the Company to repurchase such Holder's Notes at a repurchase price in cash equal to 101% of the principal amount the plus accrued and unpaid interest, if any, to the date of repurchase (the "Change of Control Purchase Price"); (2) the circumstances
                    --------------------------------
and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control); (3) the repurchase date (which will be not earlier than 30 days or later than 60 days from the date such notice is mailed) (the "Repurchase Date"); (4) that any Note not tendered will continue to
              ---------------
accrue interest; (5) that any Note accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Repurchase Date, (6) that holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the paying agent at the address specified in the notice prior to the close of business on the Repurchase Date; (7) that holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the third Business Day (or such shorter periods as may be required by applicable law) preceding the Repurchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of Notes the holder delivered for purchase, and a statement that such holder is withdrawing his election to have such Notes purchased; and (8) that holders which elect to have their Notes purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered.

     (c) On the Repurchase Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Trustee money sufficient to pay the purchase price of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an officers' certificate stating the Notes or portions thereof tendered to the Company. The Trustee will promptly mail to the holders of Note so accepted payment in an amount equal to the purchase price, and prompt authenticate and mail to such holders a new Note in a principal amount equal to any unpurchased portion of the Note surrendered. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Repurchase Date.

     (d) If the New Credit Facilities are in effect, or any amounts are owing thereunder or in respect thereof, at the time of the occurrence of a Change of Control, prior to the mailing of the notice to holders described in the preceding paragraph (c), but in any event within 20 days following any Change of Control, the Company shall (i) repay in full all obligations under or in respect of the New Credit Facilities or offer to repay in full all obligations under or in respect of the New Credit Facilities and repay the obligations under or in respect of the New Credit Facilities of each lender who has accepted such offer or (ii) obtain the requisite consent under the New Credit Facilities to permit the repurchase of the Notes as set forth above. The Company must first comply with the preceding sentence before it shall be required to purchase Notes in the event of a Change of Control; provided that the Company's failure to comply with the preceding sentence shall constitute an Event of Default pursuant to clause
(c) of Section 6.01 if not cured within 30 days after the notice required by such clause. Failure by the Company to make a Change of Control Offer when required by this Indenture constitutes a default under this Indenture and, if not cured within 30 days after notice, constitutes an Event of Default.

     (e) If the Company or any Subsidiary thereof has issued any outstanding (i) Debt that is subordinated in right of payment to the Notes or (ii) Preferred Stock, and the Company or such Subsidiary is required to make a change of control offer or to make a distribution with respect to such subordinated Debt or Preferred Stock in the event of a change of control, the Company will not consummate any such offer or distribution with respect to such subordinated Debt or Preferred Stock until such time as the Company will have paid the Change of Control Purchase Price in full to the holders of Notes that have accepted the Change of Control Offer and shall otherwise have consummated the Change of Control Offer made to holders of the Notes. The Company shall not issue Debt that is subordinated in right of payment to the Notes or Preferred Stock with change of control provisions requiring the payment of such Debt or Preferred Stock prior to the payment of the Notes in the event of a Change in Control under this Indenture.

     (f) In the event that a Change of Control occurs and the holders of Notes exercise their right to require the Company to repurchase Notes, if such repurchase constitutes a "tender offer" for purposes of Rule 14e-1 under the Exchange Act at that time, the Company shall comply with the requirements of Rule 14e-1 as then in effect with respect to such repurchase.

     SECTION 4.16.  Limitation on Asset Dispositions.
                    --------------------------------

     (a) Except for any Asset Disposition permitted to be made as set forth in Article Five, if the aggregate fair market value of all Asset Dispositions (as determined in good faith by the Board of Directors as of the time of each Asset Disposition) during any consecutive twelve-month period will exceed $5,000,000, the Company shall not make, and shall not permit any of its Subsidiaries to make, any Asset Disposition unless (i) the Company (or the Subsidiary, as the case may be) receives consideration at the time of each such Asset Disposition at least equal to the fair market value of the shares or assets sold or otherwise disposed of (as determined in good faith by the Board of Directors if the Asset Disposition involves shares or assets having a fair market value of more than $10,000,000); (ii) not less than 80% of the consideration received by the Company (or such Subsidiary, as the case may be) is in the form of cash (other than in the case of a full or partial disposition of the Monessen Facility for the purpose of effecting the sale of all or a portion of the Monessen Section 29 Tax Credits); provided that any note or other obligation received by the Company (or such Subsidiary, as the case may be) that is immediately converted into cash will be deemed to be cash for purposes of clause
(ii); and (iii) the Net Cash Proceeds from such Asset Dispositions are applied,
(A) within twelve months of the date of the receipt of the Net Cash Proceeds,
(1) to the reinvestment in the business or businesses of the Company or any of its Subsidiaries; provided that this clause (1) shall not be applicable in the case of Net Cash Proceeds from any Asset Sale in the form of a Receivables Transaction or (2) to the extent such Net Cash Proceeds are not actually applied, or cannot be applied, in accordance with clause (1), or, if after being so applied there remain Net Cash Proceeds, to repay Senior Debt or Guarantor Senior Debt (other than the Notes and Debt owed by the Company to a Subsidiary of the Company or by a Subsidiary of the Company to the Company or another Subsidiary) (including interest thereon and fees, expenses and other obligations related thereto) and in connection with any such payment, any related loan commitment, standby facility or the like will be reduced in an amount equal to the principal amount so repaid, and (B) to the extent that such Net Cash Proceeds are not actually applied in accordance with clause (A), or, if after being so applied there remain Net Cash Proceeds, to make an Offer to purchase the Notes as set forth in the following paragraph (b). Notwithstanding the foregoing, to the extent that any or all of the Net Cash Proceeds of any Asset Disposition are prohibited or delayed by applicable non-United States law from being repatriated to the United States, the portion of such Net Cash Proceeds so affected will not be required to be applied as set forth in this clause (other than to repay Debt of the Subsidiary making such Asset Disposition as contemplated by clause (A)) at the time provided above but may be retained by the applicable Subsidiary for so long, but only so long as the applicable local law will not permit repatriation to the United States and once such repatriation of any of such affected Net Cash Proceeds is permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Net Cash Proceeds will be applied in the manner set forth in this section; provided that to the extent that the Company has determined in good faith that repatriation of any or all of the Net Cash Proceeds of any such Asset Disposition would have a material adverse tax cost consequence, the Net Cash Proceeds so affected may be retained by the applicable Subsidiary for so long as such material adverse tax cost event would continue.

     (b) In the event Net Cash Proceeds are required to be applied to the purchase of Notes as set forth in clause (iii) of the preceding paragraph (a), the Company will be required to purchase Notes tendered pursuant to a tender offer by the Company for the Notes (the "Offer") at a purchase price of 100% of
                                         -----
the principal amount of the Notes plus accrued interest to the purchase date in accordance with the procedures (including prorating in the event of over subscription) set forth in this Indenture. If the aggregate purchase price of Notes tendered pursuant to the Offer is less than the Net Cash Proceeds allotted to the purchase of the Notes, the Company may utilize such Net Cash Proceeds for any purpose otherwise permitted under this Indenture. The Company will not be required to make an Offer for Notes if the Net Cash Proceeds available therefor are less than $5,000,000 (which lesser amounts not applied to an offer will be carried forward and cumulated for each 36 consecutive month period for purposes of determining whether an Offer is required with respect to the Net Cash Proceeds from any subsequent Asset Disposition).

     (c) (i) Within 30 days after the date on which Net Cash Proceeds that are required to be applied to an Offer exceed $5,000,000, the Company shall deliver to the Trustee and the Trustee will send by first-class mail to each Holder a written notice stating that:

          (1) such Holder may elect to have his Notes purchased by the Company either in whole or in part (subject to prorating as hereinafter set forth in the event the Offer is oversubscribed) in multiples of $1,000 principal amount, at the applicable purchase price;

          (2) any Note not tendered or accepted for payment will continue to accrue interest;

          (3) any Note accepted for payment pursuant to the Offer will cease to accrue interest after the purchase date; and

          (4) Holders will be entitled to withdraw their election in the manner set forth in clause (iii) below.

     The notice shall also specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall
                                                      -------------
include all instructions and materials necessary to enable each Holder to tender notes pursuant to the Offer and shall contain information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision, which at a minimum will include: (A)
(1) the most recently filed annual report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed quarterly report on Form 10-Q and any current report on Form 8-K of the Company filed subsequent to such quarterly report, other than current reports describing the Asset Dispositions otherwise described in the offering materials or (2) corresponding successor reports or reports otherwise required to be delivered to Holders if the Company is not filing reports pursuant to the Exchange Act, (B) a description of material developments in the Company's business subsequent to the date of the latest of such reports, and (C) if material, appropriate pro forma financial information.

     (ii) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers' Certificate as to (A) the amount of the Offer (the "Offer
                                                                         -----
Amount"), (B) the allocation of the Net Cash Proceeds pursuant to which such
------
Offer is being made and (C) the compliance of such allocation with the provisions of Section 4.10(a). Not later than one Business Day prior to the Purchase Date, the Company shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) in immediately available funds an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee the Notes or
           ------------
portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee or a paying agent (if any) shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Notes delivered by the Company to the Trustee is Less than the Offer Amount, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period.

     (iii) Holders electing to have a Note purchased will be required to surrender the Note, with an appropriate form duly completed, to the Trustee at the address specified in the notice at least one Business Day prior to the Purchase Date. Holders will be entitled to withdraw this election if the Trustee or paying agent (if any) receives not later than the close of business on the Business Day prior to the Purchase Date a telegram, telex, facsimile transmission, or letter setting forth the name of the Holder and a statement that such Holder is withdrawing his election to have all or a portion of his Notes purchased. If at the expiration of the Offer Period the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company will select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or integral multiples thereof, will be purchased). Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

     (iv) At the time the Company delivers Notes to the Trustee which are to be accepted for purchase, the Company will also deliver an Officers' Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

     (d) In the event the Company is unable to purchase Notes from Holders in an Offer because such purchase is prohibited by any provision of applicable law, the Company need not make an Offer. The Company will then be obligated to use such Net Cash Proceeds as set forth in clause (iii) of paragraph (a) of this
Section 4.16.

     (e) Whenever Net Cash Proceeds are received by the Company, and prior to the allocation of such Net Cash Proceeds as set forth in this Section 4.16, such Net Cash Proceeds will be set aside by the Company in a separate account pending allocation.

     (f) The Company will comply with all applicable securities laws in connection with any Offer, including Rule l4e-1 under the Exchange Act.

     SECTION 4.17.  Limitation on Issuance of
                    Subsidiary Preferred Stock.
                    --------------------------

     The Company shall not permit any of its Subsidiaries to issue any Preferred Stock (other than to the Company or a Wholly-Owned Subsidiary) or permit any Person (other than the Company or a Wholly-Owned Subsidiary) to own or hold any interest in any Preferred Stock of any such Subsidiary unless the Subsidiary would be permitted to Incur Debt pursuant to Section 4.12 in an aggregate principal amount equal to the aggregate liquidation value of such Preferred Stock.

     SECTION 4.18.  Limitation on Liens.
                    -------------------

     The Company shall not, and shall not cause or permit any Subsidiary to, directly or indirectly, Incur or suffer to exist any Liens of any kind against or upon any of their respective properties or assets now owned or hereafter acquired, or any proceeds therefrom or any income or profits therefrom, to secure any Debt unless contemporaneously therewith effective provision is made, in the case of the Company, to secure the Notes and all other amounts due under this Indenture, and in the case of a Subsidiary which is a Subsidiary Guarantor, to secure such Subsidiary Guarantor's Subsidiary Guarantee and all other amounts due under this Indenture, equally and ratably with such Debt (or, in the event that such Debt is subordinated in right of payment to the Notes or such Subsidiary Guarantee, prior to such Debt) with a Lien on the same properties and assets securing such Debt for so long as such Debt is secured by such Lien, except for (i) Liens securing any Senior Debt or any Guarantor Senior Debt, (ii) Liens securing Debt of a Subsidiary which is not required to be a Subsidiary Guarantor and (iii) Permitted Liens.


     SECTION 4.19.  Limitation on Sale and Leaseback
                    Transactions.
                    --------------------------------------

     The Company shall not and shall not permit any Subsidiary to enter into any Sale and Leaseback Transaction with respect to any assets (whether now owned or hereafter acquired) unless (i) the net proceeds of the sale or transfer of the property to be leased are at least equal to the fair market value (as determined by the Board of Directors of the Company) of such assets (other than in the case of a Sale and Leaseback Transaction entered into in connection with an Approved Government Financing) and (ii) the Company could incur the Attributable Debt in respect of such Sale and Leaseback Transaction in compliance with Section 4.12.

     SECTION 4.20.  Limitation on Guarantees of Debt
                    by Subsidiaries.
                    -------------------------------------

     In the event that any Subsidiary, directly or indirectly, Guarantees any Debt of the Company under the New Credit Facilities (the "Other Debt"), the
                                                          ----------
Company shall cause such Subsidiary to concurrently Guarantee the Company's Obligations under this Indenture and the Notes to the same extent that such Subsidiary Guaranteed the Company's Obligations under the Other Debt (including waiver of subrogation, if any); provided, however, that if such Other Debt is
(i) Senior Debt, such Subsidiary Guarantee will be subordinated in right of payment to all Guarantor Senior Debt (which will include such Guarantee of such Other Debt) pursuant to the subordination provisions of this Indenture (which subordination will be substantially identical to the subordination provisions of this Indenture applicable to the Notes), (ii) Debt which is not Senior Debt or Subordinated Debt, such Subsidiary Guarantee will be pari passu in right of payment with the Guarantee of the Other Debt, or (iii) Subordinated Debt, such Subsidiary Guarantee will be senior in right of payment to the Guarantee of the Other Debt (which Guarantee of such Subordinated Debt will provide that such Guarantee is subordinated to the Subsidiary Guarantee to the same extent and in the same manner as the Notes are subordinated to Senior Debt); provided, further, however, that each Subsidiary issuing a Subsidiary Guarantee will be automatically and unconditionally released and discharged from its obligations under such Subsidiary Guarantee upon the release or discharge of the Guarantee of the Other Debt that resulted in the Company's obligations under the Notes and this Indenture being so Guaranteed.

                                  ARTICLE FIVE

                             SUCCESSOR CORPORATION

     SECTION 5.01.  When Company May Merge, Etc.
                    ---------------------------

     (a) The Company, in a single transaction or through a series of related transactions, shall not consolidate with or merge with or into any other person, or transfer (by lease, assignment, sale or otherwise) all or substantially all of its properties and assets unless (i) either the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which all or substantially all of the properties and assets of the Company are transferred (the Company or such other person hereinafter referred to as the "Surviving
                                                                  ---------
person") shall be a solvent corporation organized and validly existing under the
------
laws of the United States, any state thereof or the District of Columbia, and if other than the Company shall expressly assume, by a supplemental indenture, all of the obligations of the Company under the Notes and this Indenture; (ii) immediately after and giving effect to such transaction on a pro forma basis and the assumption contemplated by clause (i) above and the incurrence or anticipated incurrence of any Debt to be incurred in connection therewith, the Surviving person could incur at least $1.00 of Debt pursuant to the second paragraph of Section 4.12; (iii) immediately before and immediately after and giving effect to such transaction and the assumption of the obligations as set forth in clause (i) above and the incurrence or anticipated incurrence of any Debt to be incurred in connection therewith, no Default or Event of Default shall have occurred and be continuing; (iv) the Net Worth of the Surviving person on a pro forma basis after giving effect to the transaction is not less than the Net Worth of the Company immediately prior to such transaction and (v) the Surviving person shall have delivered to the Trustee an officers' certificate stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article Five and that all conditions precedent herein provided relating to such transaction have been satisfied.

     (b) For purposes of clause (a) above, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company. Notwithstanding the foregoing clauses (a)(ii) and (a)(iii) of this Section 5.01,
(a) any Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company or a Subsidiary Guarantor and (b) the Company may merge with an Affiliate incorporated principally (as determined in good faith by the Board of Directors of the Company and evidenced by a Board Resolution) for the purpose of reincorporating the Company in another jurisdiction, and such transaction does not have as one of its purposes the evasion of the foregoing limitations.

     SECTION 5.02.  Successor Corporation Substituted.
                    ---------------------------------

     Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with this Article Five, the surviving entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such, and thereafter the predecessor corporation shall be relieved of all Obligations and covenants under this Indenture and the Notes.


                                  ARTICLE SIX

                              DEFAULT AND REMEDIES

     SECTION 6.01.  Events of Default.
                    -----------------

     An "Event of Default" occurs if any one or more of the following (whatever
         ----------------
the reason for such Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) will have occurred and be continuing:

          (a) default in the payment of any installment of interest upon any of the Notes as and when the same will become due and payable, and continuance of such default for a period of 30 days (whether or not prohibited by the subordination provisions of this Indenture);

          (b) default in the payment of all or any part of the principal on any of the Notes as and when the same will become due and payable either at maturity, upon any redemption, upon mandatory repurchase, by declaration or otherwise (whether or not prohibited by the subordination provisions of this Indenture);

          (c) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Notes or in this Indenture contained for a period of 60 days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" under this Indenture and demanding that the Company remedy the same, will have been given by registered or certified mail, return receipt requested, to the Company by the Trustee, or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes at the time outstanding;

          (d) an involuntary case or other proceeding shall be commenced against the Company or any of its Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any Bankruptcy Law now or hereafter in effect or seeking the appointment of a Custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the

     Company or any of its Subsidiaries under the federal bankruptcy laws as now or hereafter in effect;

          (e) the Company or any of its Subsidiaries will commence a voluntary case under any applicable Bankruptcy Law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a Custodian (or similar official) of the Company or any of its Subsidiaries or for any substantial part of its property, or make any general assignment for the benefit of creditors;

          (f) an event of default, as defined in any indenture or instrument evidencing or under which the Company or any Subsidiary has at the date of this Indenture or will hereafter have outstanding at least $10,000,000 aggregate principal amount of Debt, will have occurred and be continuing and such Debt will have been accelerated so that the same will be or become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration will not be rescinded or annulled within 30 days after such acceleration; provided that if such event of default under such indenture or instrument will be remedied or cured by the Company or waived by the holders of such indebtedness, then the Event of Default under this Indenture by reason thereof will be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Noteholders;

          (g) any final judgment or order (not covered by insurance) for the payment of money in excess of $10,000,000 in the aggregate for all such final judgments or orders (treating any deductibles, self-insurance or retention as not so covered) will be rendered against the Company or any Subsidiary and will not be discharged, and there will be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding against all such Persons to exceed $10,000,000 during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, will not be in effect;

          (h) the Company and/or one or more of its Subsidiaries fails to make
     (A) at the final (but not any interim) fixed maturity of any issue of Debt a principal payment of $10,000,000 or more or (B) at the final (but not any interim) fixed maturity of more than one issue of such Debt principal payments aggregating $10,000,000 or more and, in the case of clause (A), such defaulted payment will not have been made, waived or extended within 30 days of the payment default and, in the case of clause (B), all such defaulted payments will not have been made, waived or extended within 30 days of the payment default that causes the amount described in clause (B) to exceed $10,000,000;

          (i) the nonpayment of any two or more items of Debt that would constitute at the time of such nonpayments, but for the individual amounts of such Debt, an Event of Default under clause (f) or clause
          (h) above, or both, and which items of Debt aggregate $10,000,000 or more; or

          (j) any Subsidiary Guarantee shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of the Company or any Subsidiary Guarantor denies that it has any further liability under any Subsidiary Guarantee or gives notice to such effect (other than by reason of the termination of this Indenture or the release of any such Subsidiary Guarantee in accordance with this Indenture).

     SECTION 6.02.  Acceleration.
                    ------------

     In the event of an Event of Default specified in Section 6.01, then, and in each and every such case, unless the principal of all of the Notes will have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding under this Indenture, by notice in writing to the Company (and to the Trustee if given by Noteholders) (an "Acceleration Notice"), may declare the entire principal of all
                  -------------------
the Notes and the interest accrued thereon, to be due and payable immediately, and upon any such declaration the same will become immediately due and payable; provided that, if an Event of Default specified in clause (d) or (e) of Section
6.01 occurs with respect to the Company, all unpaid principal of and accrued interest on the Notes then outstanding will become and be immediately due and payable, without any declaration, presentment, demand, protest, notice or other act on the part of the Trustee or any Holder. Such acceleration may be annulled and past defaults (other than the non-payment of the principal of the Notes which will have become due otherwise than by acceleration) may be waived by the holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, upon the conditions provided in this Indenture.

     SECTION 6.03.  Other Remedies.
                    --------------

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.


     SECTION 6.04.  Waiver of Past Defaults.
                    -----------------------

     Subject to Sections 2.09, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Note as specified in clauses (a) and (b) of Section 6.01. When a Default or Event of Default is waived, it is cured and ceases.

     SECTION 6.05.  Control by Majority.
                    -------------------

     Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, any remedies provided for in Section 6.03. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that the Trustee reasonably believes conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     SECTION 6.06.  Limitation on Suits.
                    -------------------

     A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

          (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (2) Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of satisfactory indemnity; and

          (5) during such 60-day period the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

     The foregoing limitations shall not apply to a suit instituted by a Holder for the enforcement of the payment of principal and premium, if any, or interest on such Note on or after the respective due dates set forth in such Note (including upon acceleration thereof); provided that upon institution of any proceeding or exercise of any remedy, such Holders provide the Trustee with prompt written notice thereof.

     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

     SECTION 6.07.  Rights of Holders To Receive Payment.
                    ------------------------------------

     Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     SECTION 6.08.  Collection Suit by Trustee.
                    --------------------------

     If an Event of Default in payment of principal or interest specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company, any Subsidiary Guarantor, if any, or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     SECTION 6.09.  Trustee May File Proofs of Claim.
                    --------------------------------

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. The Company's payment obligations under this Section 6.09 shall be secured in accordance with the provisions of Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 6.10.  Priorities.
                    ----------

     If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money in the following order:

          First:  to the Trustee for amounts due under Section 7.07;

          Second: subject to Articles Ten and Eleven, to Holders for amounts due and unpaid on the Notes for interest and premium, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest and premium, respectively;

          Third: subject to Articles Ten and Eleven, to Holders for amounts due and unpaid on the Notes for principal, ratably without preference or priority of any kind, according to the amounts due and payable on the Notes for principal; and

          Fourth: subject to Articles Ten and Eleven, to the Company, the Subsidiary Guarantors, if any, or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

     The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

     SECTION 6.11.  Undertaking for Costs.
                    ---------------------

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.


     SECTION 6.12.  Restoration of Rights and Remedies.
                    ----------------------------------

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                 ARTICLE SEVEN

                                    TRUSTEE

     SECTION 7.01.  Duties of Trustee.
                    ------------------

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

     (b) Except during the continuance of an Event of Default:

          (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and the TIA and no others and no covenants or obligations shall be implied in this Indenture against the Trustee. To the extent of any conflict between the duties of the Trustee hereunder and under the TIA, the TIA shall control.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificate or opinion which by any provision hereof is specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) This paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01.

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05.

     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

     (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

     SECTION 7.02.  Rights of Trustee.
                    -----------------

     Subject to Section 7.01:

          (a) The Trustee may rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to Sections 12.04 and 12.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

          (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

          (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

          (g) The Trustee may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (h) The Trustee shall not be charged with knowledge of any Defaults or Events of Default unless either (1) a Trust Officer of the Trustee shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by any Holder or by the Company or any other obligor on the Notes or any holder of Senior Debt or Guarantor Senior Debt or any representative thereof.

     SECTION 7.03.  Individual Rights of Trustee.
                    ----------------------------

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Subsidiary of the Company, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

     SECTION 7.04.  Trustee's Disclaimer.
                    --------------------

     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or the Notes other than the Trustee's certificate of authentication.

     SECTION 7.05.  Notice of Default.
                    -----------------

     If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default becomes known to the Trustee. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Note, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.

     SECTION 7.06.  Reports by Trustee to Holders.
                    -----------------------------

     Within 60 days after each December 31, the Trustee shall, to the extent that any of the events described in TIA (S) 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S)(S) 313(b) and (c).

     A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed.

     The Company shall promptly notify the Trustee in writing if the Notes become listed on any stock exchange and the Trustee shall comply with TIA (S) 313(d).

     SECTION 7.07.  Compensation and Indemnity.
                    --------------------------

     The Company and the Subsidiary Guarantors shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Subsidiary Guarantors shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.

     The Company and the Subsidiary Guarantors shall indemnify the Trustee and its agents, employees, officers, directors and shareholders for, and hold it harmless against, any loss, liability or expense incurred by it except for such actions to the extent caused by any negligence, bad faith or willful misconduct on its part, arising out of or in connection with the administration of this trust including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its rights, powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company and the Subsidiary Guarantors of their obligations hereunder. At the Trustee's sole discretion, the Company shall defend the claim and the Trustee shall provide reasonable cooperation and may participate at the Company's expense in the defense. Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense, there is no conflict of interest between the Company and the Trustee in connection with such defense as reasonably determined by the Trustee and no Default or Event of Default has occurred and is continuing. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

     To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Notes.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(d) or (e) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

     The obligations of the Company under this Section 7.07 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's Obligations pursuant to Article Eight or the termination of this Indenture.

     SECTION 7.08.  Replacement of Trustee.
                    ----------------------

     The Trustee may resign by so notifying the Company in writing, such resignation to be effective upon the appointment of a successor Trustee. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor Trustee with the Company's consent which consent shall not be unreasonably withheld. The Company may remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

     SECTION 7.09.  Successor Trustee by Merger, Etc.
                    --------------------------------

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article Seven.

     SECTION 7.10.  Eligibility; Disqualification.
                    -----------------------------

     This Indenture shall always have a Trustee who satisfies the requirement of TIA (S)(S) 310(a)(1), (2) and (5). The Trustee (or, in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA (S) 310(a)(2). The Trustee shall comply with TIA (S) 310(b); provided, however, that there shall be excluded from the operation of TIA (S) 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA (S) 310(b)(1) are met.

     SECTION 7.11.  Preferential Collection of Claims
                    Against Company.
                    ----------------------------------

     The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

                                 ARTICLE EIGHT

                    SATISFACTION AND DISCHARGE OF INDENTURE;
                                UNCLAIMED MONEYS
     SECTION 8.01.  Satisfaction and Discharge of Indenture.
                    ---------------------------------------

     If at any time (a) the Company shall have paid or caused to be paid the principal of and interest on all the Notes outstanding hereunder, as and when the same shall have become due and payable, or (b) the Company shall have delivered to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.07) or (c) the Company shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in cash (other than moneys repaid by the Trustee or any paying agent to the Company in accordance with Section 8.04) sufficient to pay at maturity or upon redemption (provided, that in the case of redemption, if such Notes are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice) all such Notes not theretofore delivered to the Trustee for cancellation, including principal and interest due or to become due to such date of maturity or redemption, as the case may be, and if, in any such case, the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer and exchange and the Company's right of optional redemption, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of holders to receive payments of principal thereof and interest thereon, (iv) the rights, obligations and immunities of the Trustee hereunder and (v) the rights of the Noteholders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture. The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.

     SECTION 8.02.  Defeasance and Discharge of Indenture.
                    -------------------------------------

     The Company shall be deemed to have paid and discharged the entire indebtedness on all the outstanding Notes on the 123rd day after the irrevocable deposit referred to in subparagraph (A) hereof, and the provisions of this Indenture, as it relates to such outstanding Notes, shall no longer be in effect (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except as to:

          (a) rights of registration of transfer and exchange and the Company's right of optional redemption, (b) substitution of apparently mutilated, defaced, destroyed, lost or stolen Notes, (c) the rights of Holders to receive payments of principal thereof and interest thereon, (d) the rights, obligations and immunities of the Trustee hereunder and (e) the rights of the Noteholders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them;

provided that the following conditions shall have been satisfied (a "Legal
                                                                     -----
Defeasance"):
----------

          (A) with reference to this provision the Company has deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10) and conveyed all right, title and interest for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Noteholders,
     (i) cash in an amount, or (ii) U.S. Government Obligations maturing as to principal and interest at such times and in such amounts as will insure the availability of cash in an amount, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of reinvestment of such interest and after payment of all federal, state and local taxes or other charges payable by the Trustee with respect to such trust fund, the principal of and each installment of interest on the outstanding Notes at the maturity date or redemption date (provided that, in the case of redemption, if such Notes are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice) of such principal or installment of interest, on the day on which such payments are due and payable in accordance with the terms of this Indenture and the Notes; provided, that the Trustee or paying agent shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Notes;

          (B) such deposit shall not cause the Trustee to have a conflicting interest for purposes of the Trust Indenture Act of 1939;

          (C) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

          (D) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after such date;

          (E) the Company has delivered to the Trustee (i) either (x) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option under this Section 8.02 and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, or (y) an Opinion of Counsel to the same effect as the ruling described in clause
     (x), and (ii) an Opinion of Counsel to the effect that (x) the trust funds will not be subject to any rights of holders of Senior Debt, including, without limitation, those arising under the Indenture and (y) the creation of the defeasance trust will not violate the Investment Company Act of 1940;

          (F) the Company has paid or caused to be paid all sums then payable by the Company hereunder and under the Notes; and

          (G) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this provision have been complied with.

     SECTION 8.03.  Defeasance of Certain Obligations.
                    ----------------------------------

     The Company may omit to comply with any term, provision or condition set forth in Sections 4.10 to 4.20 inclusive and Sections 5.01(a)(ii) and (iv) (a

"Covenant Defeasance") if
--------------------

          (a) with reference to this Section 8.03, the Company has deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10) and conveyed all right, title and interest for the benefit of the Noteholders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Noteholders,
     (i) cash in an amount, or (ii) U.S. Government Obligations maturing as to principal and interest at such times and in such amounts as will insure the availability of cash in an amount, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of reinvestment of such interest and after payment of all federal, state and local taxes or other charges payable by the Trustee with respect to such trust fund, the principal of and each installment of interest on the outstanding Notes on the maturity date or the redemption date (provided that, in the case of redemption, if such Notes are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice) of such principal or installment of interest on the day on which such payments are due and payable in accordance with the terms of the Indenture and of such Notes; provided, that the Trustee or paying agent shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Notes;

          (b) such deposit shall not cause the Trustee to have a conflicting interest for purposes of the TIA;

          (c) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

          (d) immediately after giving effect to such deposit on a pro forma basis, no Event of Default or event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit;

          (e) the Company has delivered to the Trustee an Opinion of Counsel to the effect that (i) the Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option under this Section 8.03 and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, (ii) Holders of the Notes will have a valid and perfected first priority security interest in the trust funds and (iii) the creation of the defeasance trust will not violate the Investment Company Act of 1940;

          (f) the Company has paid or caused to be paid all sums then payable by the Company hereunder and under the Notes; and

          (g) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the defeasance contemplated by this Section
     8.03 have been complied with.


     SECTION 8.04.  Application by Trustee of Funds Deposited
                    for Payment of Notes.
                    ----------------------------------------------

     Subject to Section 8.06, all moneys deposited with the Trustee pursuant to
Section 8.01, 8.02 or 8.03 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Company acting as its own paying agent), to the holders of the particular Notes for the payment, repurchase or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; but such money need not be segregated from other funds except to the extent required by law.

     SECTION 8.05.  Repayment of Moneys Held by Paying Agent.
                    ----------------------------------------

     In connection with the satisfaction and discharge of this Indenture all moneys then held by any paying agent under the provisions of this Indenture shall, upon demand of the Company, be repaid to it or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

     SECTION 8.06.  Return of Moneys Held by Trustee and Paying
                    Agent Unclaimed for Three Years.
                    -----------------------------------------------

     Any moneys deposited with or paid to the Trustee or any paying agent for the payment of the principal of or interest on any Note and not applied but remaining unclaimed for three years after the date upon which such principal or interest shall have become due and payable, shall, upon the written request of the Company and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company by the Trustee or such paying agent, and the holder of such Note shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment which such holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease.

     SECTION 8.07.  Reinstatement.
                    -------------

     If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and each Subsidiary Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Article Eight; provided that if the Company or any Subsidiary Guarantor, as the case may be, has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company or any Subsidiary Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

     SECTION 9.01.  Without Consent of Holders.
                    --------------------------

     The Company, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture, the Notes or any Guarantee without notice to or consent of any Holder:

          (1) to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not adversely affect the rights of any Holder;

          (2)  to comply with Article Five;

          (3) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (4) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

          (5) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder;

provided that the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate stating that such amendment or supplement complies with the provisions of this Section 9.01.

     SECTION 9.02.  With Consent of Holders.
                    -----------------------

     Subject to Section 6.07, the Company, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Notes, may amend or supplement this Indenture, the Notes or any Guarantee without notice to any other Holders. Subject to Section 6.07, the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance by the Company with any provision of this Indenture or the Notes without notice to any other Holder. No amendment, supplement or waiver, including a waiver pursuant to Section 6.04, shall, without the consent of each Holder of each Note affected thereby:

          (1) change the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture, the Notes or any Guarantee;

          (2) reduce the rate of or change or have the effect of extending the time for payment of interest, including defaulted interest, on any Notes;

          (3) reduce the principal amount of any Note;

          (4) extend the Maturity Date of any Note, or alter the redemption provisions contained in Article Three or in Paragraph 6 of the Notes or the repurchase provisions contained in Sections 4.15 and 4.16 in a manner adverse to any Holder (except that provisions affecting the requirement to repurchase the Notes following a Change of Control may be amended by the Company, the Trustee and the Holders of not less than 75% in aggregate principal amount of Notes then outstanding);

          (5) make any changes in provisions concerning waivers of Defaults or Events of Default by Holders of the Notes or the rights of Holders to recover the principal of, interest on, premium, if any, or redemption payment with respect to, any Note;

          (6) make the principal of, or the interest on, any Note payable with anything or in any manner other than as provided for in this Indenture and the Notes as in effect on the date hereof; or

          (7) make any change to the subordination provisions of this Indenture and the Note in a manner adverse to the Holders.

     It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     SECTION 9.03.  Effect on Senior Debt.
                    ---------------------

     No amendment, supplement or waiver of this Indenture shall adversely affect the rights of any holder of Senior Debt or Guarantor Senior Debt, if any (including their rights under Article Ten or Eleven), without the consent of such holder.

     SECTION 9.04.  Compliance with TIA.
                    -------------------

     Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

     SECTION 9.05.  Revocation and Effect of Consents.
                    ---------------------------------

     Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by written notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

     After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through
(7) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

     SECTION 9.06.  Notation on or Exchange of Notes.
                    --------------------------------

     If an amendment, supplement or waiver changes the terms of a Note, the Trustee may, at the written direction of the Company, require the Holder of the Note to deliver it to the Trustee. The Trustee at the written direction of the Company may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Any such notation or exchange shall be made at the sole cost and expense of the Company. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

     SECTION 9.07.  Trustee To Sign Amendments, Etc.
                    -------------------------------

     The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee.

                                  ARTICLE TEN

                                 SUBORDINATION

     SECTION 10.01. Notes Subordinated to Senior Debt.
                    ---------------------------------

     The Company covenants and agrees and the Trustee and each Holder of the Notes, by its acceptance thereof, likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article Ten; and the Trustee and each person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all Obligations on the Notes by the Company shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on the Senior Debt (including, for all purposes of this Article Ten, the cash collateralization in full of all outstanding letters of credit constituting Senior Debt); that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Debt, and that each holder of Senior Debt whether now outstanding or hereinafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Debt in reliance upon the covenants and provisions contained in this Indenture and the Notes.


     SECTION 10.02. No Payment on Notes in Certain
                    Circumstances.
                    -----------------------------------

     (a) No direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities and excluding any payment (a "Defeasance Trust
                                                          ----------------
Payment") from the trust described under Sections 8.02 or 8.03 (a "Defeasance
-------                                                            ----------
Trust") but including the establishment of a Defeasance Trust) by or on behalf
-----
of the Company of principal of or interest or liquidated damages on the Notes, or for or on account of the purchase, redemption or other acquisition of the Notes by or on behalf of the Company, whether pursuant to the terms of the Notes, upon acceleration, pursuant to an Offer, a Change of Control Offer or otherwise, will be made (including, without limitation, by way of set-off) if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Designated Senior Debt, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Designated Senior Debt. In addition, during the continuance of any non-payment event of default with respect to any Designated Senior Debt pursuant to which the maturity thereof may be immediately accelerated, and upon receipt by the Trustee of written notice (a "Payment Blockage Notice") from the holder or holders of such
 -----------------------

Designated Senior Debt or the trustee or agent acting on behalf of the holders of such Designated Senior Debt, then, unless and until such event of default has been cured or waived or has ceased to exist or such Designated Senior Debt has been discharged or repaid in full in cash or the benefits of these provisions have been waived by the holders of such Designated Senior Debt, no direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment but including the establishment of the Defeasance Trust) will be made (including, without limitation, by way of set-off) by or on behalf of the Company of principal of or interest or liquidated damages on the Notes, or for or on account of the purchase, redemption or other acquisition of the Notes by or on behalf of the Company, to such Holders, during a period (a "Payment Blockage Period")
                                              -----------------------
commencing on the date of receipt of such notice by the Trustee and ending 179 days thereafter. Notwithstanding anything in the subordination provisions of this Indenture or the Notes to the contrary, (x) in no event will a Payment Blockage Period extend beyond 179 days from the date the Payment Blockage Notice in respect thereof was given, and (y) not more than one Payment Blockage Period may be commenced with respect to the Notes during any period of 360 consecutive days. No event of default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Designated Senior Debt initiating such Payment Blockage Period (to the extent the holder of Designated Senior Debt, or trustee or agent, giving notice commencing such Payment Blockage Period had knowledge of such existing or continuing event of default) may be, or be made, the basis for the commencement of any other Payment Blockage Period by the holder or holders of such Designated Senior Debt or the trustee or agent acting on behalf of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such event of default has been cured or waived for a period of not less than 90 consecutive days.

     (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 10.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Senior Debt, if any, received from the holders of Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Company and only amounts included in the information provided to the Trustee shall be paid to the holders of Senior Debt.

     Nothing contained in this Article Ten shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder; provided that all Senior Debt thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment of any kind or character with respect to the Obligations on the Notes.

     SECTION 10.03.  Payment Over of Proceeds Upon
                    Dissolution, Etc.
                    -------------------------------------

     (a) Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment, upon any dissolution or winding-up or total liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Senior Debt shall first be paid in full in cash before the Holders of the Notes or the Trustee on behalf of such Holders shall be entitled to receive any payment by the Company of the principal of or interest or liquidated damages on the Notes, or any payment by the Company to acquire any of the Notes for cash, property or securities, or any distribution by the Company with respect to the Notes of any cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment). Before any payment may be made by, or on behalf of, the Company of the principal of or interest or liquidated damages on the Notes upon any such dissolution or winding-up or total liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment), to which the Holders of the Notes or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Debt in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt. In the event that, notwithstanding the foregoing, the Trustee or any holder of Notes receives any payment or distribution of assets of the Company of any kind, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of the Notes before all Senior Debt of the Company is paid in full in cash, then such payment or distribution will be held by the recipient in trust for the benefit of holders of Senior Debt and will be immediately paid on or delivered to the holders of Senior Debt or their representative or representatives to the extent necessary to make payment in full in cash of all Senior Debt remaining unpaid, after giving effect to any concurrent or distribution, or provision therefor, to or for the holders of Senior Debt.

     (b) To the extent any payment of Senior Debt (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

     (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by any Holder when such payment or distribution is prohibited by Section 10.03(a), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

     SECTION 10.04. Payments May Be Paid Prior to
                    Dissolution.
                    ------------------------------------

     Nothing contained in this Article Ten or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions set forth in Sections 10.02 and 10.03, from making payments at any time for the purpose of making payments of principal of and interest on the Notes, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge of the Trustee that a given payment would be prohibited by Section 10.02 or 10.03, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of and interest on the Notes to the Holders entitled thereto unless at least one Business Day prior to the date upon which such payment would otherwise become due and payable, the Trustee shall have received the written notice provided for in Section 10.02(a) or in Section 10.07 (provided that, notwithstanding the foregoing, such application shall otherwise be subject to the provisions of the first sentence of Section 10.02(a) and
Section 10.03). The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company.

     SECTION 10.05. Subrogation.
                    -----------

     Subject to the payment in full in cash or Cash Equivalents of all Senior Debt, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Debt by or on behalf of the Company or by or on behalf of the Holders by virtue of this Article Ten which otherwise would have been made to the Holders shall, as between the Company and the Holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Senior Debt, on the other hand.

     If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Ten shall have been applied, pursuant to the provisions of this Article Ten, to the payment of amounts payable under the Senior Debt, then the Holders shall be entitled to receive from the holders of such Senior Debt any payments or distributions received by such holders of Senior Debt in excess of the amount sufficient to pay all amounts payable under or in respect of the Senior Debt in full in cash or Cash Equivalents.

     SECTION 10.06. Obligations of the Company
                    Unconditional.
                    ------------------------------

     Nothing any contained in this Article Ten or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Debt, and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of and any interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

     SECTION 10.07. Notice to Trustee.
                    -----------------

     The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Ten. Regardless of anything to the contrary contained in this Article Ten or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from the Company, or from a holder of Senior Debt or a Representative therefor, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.

     In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of Senior Debt held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article Ten and, if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

     SECTION 10.08. Reliance on Judicial Order or
                    Certificate of Liquidating Agent.
                    --------------------------------

     Upon any payment or distribution of assets of the Company referred to in this Article Ten, the Trustee, subject to the provisions of Article Seven hereof, and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or the holders of the Notes, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten.

     SECTION 10.09. Trustee's Relation to Senior Debt.
                    ---------------------------------

     The Trustee and any agent of the Company or the Trustee shall be entitled to all the rights set forth in this Article Ten with respect to any Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

     With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article, except if such payment is made as a result of willful misconduct or gross negligence of the Trustee.

     Whenever a distribution is to be made or a notice given to holders or owners of Senior Debt, the distribution may be made and the notice given to their Representatives, if any.

     SECTION 10.10. Subordination Rights Not Impaired by
                    Acts or Omissions of the Company or
                    Holders of Senior Debt.
                    ----------------------------------------

     No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

     Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Notes and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders of the Notes to the holders of the Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt, or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

     SECTION 10.11. Noteholders Authorize Trustee To
                    Effectuate Subordination of Notes.
                    ----------------------------------

     Each Holder of Notes by its acceptance of them authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and the Holders of Notes, the subordination provided in this Article Ten, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business as assets of the Company, the filing of a claim for the unpaid balance of its or his Notes and accrued interest in the form required in those proceedings.

     If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holders any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 10.12. This Article Ten Not To Prevent
                    Events of Default.
                    ------------------------------------

     The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article Ten will not be construed as preventing the occurrence of an Event of Default.

     SECTION 10.13. Trustee's Compensation Not Prejudiced.
                    -------------------------------------

     Nothing in this Article Ten will apply to amounts due to the Trustee pursuant to other sections in this Indenture.

                                 ARTICLE ELEVEN

                                   GUARANTEES

     SECTION 11.01. Unconditional Guarantee.
                    -----------------------

     Each Subsidiary Guarantor hereby unconditionally, jointly and severally, guarantees (such guarantee to be referred to herein as the "Guarantee") to each
                                                            ---------
Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that: (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 11.05. Each Subsidiary Guarantor hereby agrees that its Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in this Guarantee. If any Noteholder or the Trustee is required by any court or otherwise to return to the Company, any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Subsidiary Guarantor, any amount paid by the Company or any Subsidiary Guarantor to the Trustee or such Noteholder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect as to such amount only. Each Subsidiary Guarantor further agrees that, as between each Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of this Guarantee.

     SECTION 11.02. Subordination of Guarantee.
                    --------------------------

     Each Subsidiary Guarantor agrees, and each Holder by accepting a Guarantee agrees, that all Obligations owed under and in respect of such Guarantees are subordinated in right of payment, to the extent and in the manner provided in this Article Eleven, to the prior indefeasible payment in full in cash or Cash Equivalents, of all Guarantor Senior Debt of such Subsidiary Guarantor, and that the subordination of the Guarantees pursuant to this Article Eleven is for the benefit of all holders of all Guarantor Senior Debt of such Subsidiary Guarantor, whether outstanding on the Issue Date or issued thereafter.

     SECTION 11.03. Severability.
                    ------------

     In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


     SECTION 11.04.  Release of a Subsidiary Guarantor.
                     ---------------------------------

     Upon (i) a defeasance of the Notes in accordance with the terms of Section
8.02 or 8.03, or (ii) subject to the requirements of Section 5.01, all or substantially all of the assets of any Subsidiary Guarantor or all of the equity interests of any Subsidiary Guarantor are sold (including by issuance or otherwise) by the Company in a transaction constituting an Asset Disposition, and if (x) the Net Cash Proceeds from such Asset Disposition are used in accordance with Section 4.16 or (y) the Company delivers to the Trustee an Officers' Certificate to the effect that the Net Cash Proceeds from such Asset Disposition shall be used in accordance with Section 4.16 and within the time limits specified by Section 4.16, then such Subsidiary Guarantor (in the event of a sale or other disposition of all of the equity interests of such Subsidiary Guarantor) or the corporation acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) shall be released and discharged of its Subsidiary Guarantee obligations in respect of this Indenture and the Notes. Any Subsidiary Guarantor not so released remains liable for the full amount of principal of and interest on the Notes as provided in this Article Eleven.

     SECTION 11.05. Limitation of Subsidiary Guarantor's
                    Liability.
                    -------------------------------------------

     Each Subsidiary Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Subsidiary Guarantor hereby irrevocably agree that the Obligations of such Subsidiary Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee or pursuant to Section 11.07, result in the Obligations of such Subsidiary Guarantor under its Guarantee not constituting such fraudulent transfer or conveyance.

     SECTION 11.06. Subsidiary Guarantors May Consolidate,
                    Etc., on Certain Terms.
                    -------------------------------------------

     (a) Nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor or shall prevent any sale or conveyance of the assets of a Subsidiary Guarantor to the Company or another Subsidiary Guarantor. Upon any such consolidation, merger, sale or conveyance, the Guarantee given by such Subsidiary Guarantor shall no longer have any force or effect.

     (b) Except as set forth in Article Four, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into a corporation or corporations other than the Company or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor), or successive consolidations or mergers in which a Subsidiary Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of all or substantially all of the assets of a Subsidiary Guarantor to a corporation other than the Company or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor); provided, however, that, subject to Sections 11.04 and 11.06(a), either (x) the transaction is an Asset Disposition consummated in accordance with Section 4.16, or (y) (i) immediately after such transaction, and giving effect thereto, no Default or Event of Default shall have occurred as a result of such transaction and be continuing, and (ii) each Subsidiary Guarantor hereby covenants and agrees that, upon any such consolidation, merger, sale or conveyance, the Guarantee of such Subsidiary Guarantor set forth in this Article Eleven, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Subsidiary Guarantor, shall be expressly assumed (in the event that the Subsidiary Guarantor is not the surviving corporation in such transaction), by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, together with an Officers' Certificate of the Company and an Opinion of Counsel stating that the transaction and such supplemental indenture comply with this Indenture, by the corporation formed by such consolidation, or into which the Subsidiary Guarantor shall have merged, or by the corporation that shall have acquired such property. In the case of any such consolidation, merger, sale or conveyance that is not an Asset Disposition consummated in accordance with Section 4.16, upon the assumption by the successor corporation, by supplemental indenture executed and delivered to the Trustee and satisfactory in form to the Trustee of the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor corporation shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor.

     SECTION 11.07. Contribution.
                    ------------

     In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a

"Funding Guarantor") under this Guarantee, such Funding
------------------

Guarantor shall be entitled to a contribution from all other Subsidiary Guarantors in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Notes or any other Subsidiary Guarantor's Obligations with respect to this Guarantee.

     SECTION 11.08. Waiver of Subrogation.
                    ---------------------

     Each Subsidiary Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor's Obligations under this Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section
11.08 is knowingly made in contemplation of such benefits.

     SECTION 11.09. Execution of Guarantee; Additional Subsidiary Guarantors.
                    --------------------------------------------------------

     (a) To evidence their guarantee to the Noteholders specified in Section 11.01, the Subsidiary Guarantors hereby agree to execute the Guarantee in substantially the form of Exhibit A recited to be endorsed on each Note ordered to be authenticated and delivered by the Trustee. Each Subsidiary Guarantor hereby agrees that its Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee. Each such Guarantee shall be signed on behalf of each Subsidiary Guarantor by one Officer (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) prior to the authentication of the Note on which it is endorsed, and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of such Subsidiary Guarantor. Such signatures upon the Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Guarantee, and in case any such officer who shall have signed the Guarantee shall cease to be such officer before the Note on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed the Guarantee had not ceased to be such officer of the Subsidiary Guarantor.

     (b) The Company shall cause each Subsidiary required to issue a Subsidiary Guarantee after the Issue Date to (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall become a party to this Indenture and thereby unconditionally guarantee all of the Company's Obligations under the Notes and this Indenture on the terms set forth therein and (ii) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Subsidiary (which opinion may be subject to customary assumptions and qualifications). Thereafter, such Subsidiary shall (unless released in accordance with the terms of this Indenture) be a Subsidiary Guarantor for all purposes of this Indenture.

     SECTION 11.10. No Payment on Guarantees in Certain
                    Circumstances.
                    ------------------------------------------

     (a) No direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment but including the establishment of a Defeasance Trust) by or on behalf of any Subsidiary Guarantor pursuant to its Guarantee of principal of or interest or liquidated damages on the Notes, or for or on account of the purchase, redemption or other acquisition of the Notes by or on behalf of the Company, whether pursuant to the terms of the Notes, upon acceleration, pursuant to an Offer, a Change of Control Offer or otherwise, will be made (including, without limitation, by way of set-off) if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Designated Senior Debt guaranteed by such Subsidiary Guarantor (which guarantee constitutes Guarantor Senior Debt of such Subsidiary Guarantor), whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Designated Senior Debt. In addition, during the continuance of any non-payment event of default with respect to any Designated Senior Debt pursuant to which the maturity thereof may be immediately accelerated, and upon receipt by the Trustee of written notice (a "Guarantor Payment Blockage Notice") from the holder or
                   ---------------------------------
holders of such Designated Senior Debt or the trustee or agent acting on behalf of the holders of such Designated Senior Debt, then, unless and until such event of default has been cured or waived or has ceased to exist or such Designated Senior Debt has been discharged or repaid in full in cash or the benefits of these provisions have been waived by the holders of such Designated Senior Debt, no direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities and excluding any

Defeasance Trust Payment but including the establishment of the Defeasance Trust) will be made (including, without limitation, by way of set-off) by or on behalf of such Subsidiary Guarantor pursuant to its Guarantee of principal of or interest or liquidated damages on the Notes, or for or on account of the purchase, redemption or other acquisition of the Notes by or on behalf of the Company, to such Holders, during a period (a "Guarantor Payment Blockage
                                              --------------------------
Period") commencing on the date of receipt of such notice by
------
the Trustee and ending 179 days thereafter. Notwithstanding anything in the subordination provisions of this Indenture or the Notes to the contrary, (x) in no event will a Guarantor Payment Blockage Period extend beyond 179 days from the date the Guarantor Payment Blockage Notice in respect thereof was given, and
(y) not more than one Guarantor Payment Blockage Period may be commenced with respect to the Notes during any period of 360 consecutive days. No event of default that existed or was continuing on the date of commencement of any Guarantor Payment Blockage Period with respect to the Designated Senior Debt initiating such Guarantor Payment Blockage Period (to the extent the holder of Designated Senior Debt, or trustee or agent, giving notice commencing such Guarantor Payment Blockage Period had knowledge of such existing or continuing event of default) may be, or be made, the basis for the commencement of any other Guarantor Payment Blockage Period by the holder or holders of such Designated Senior Debt or the trustee or agent acting on behalf of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such event of default has been cured or waived for a period of not less than 90 consecutive days.

     (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 11.10(a), such payment shall be held in trust for the benefit of, shall be paid over or delivered to, the holders of Guarantor Senior Debt (pro rata to such holders on the basis of the respective amount of Guarantor Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Guarantor Senior Debt, if any, received from the holders of Guarantor Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from such Subsidiary Guarantor and only amounts included in the information provided to the Trustee shall be paid to the holders of Guarantor Senior Debt.

     Nothing contained in this Article Eleven shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder; provided that all Guarantor Senior Debt thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment of any kind or character with respect to the Obligations on the Notes or on account of any Subsidiary Guarantor's Guarantee.

     SECTION 11.11. Payment Over of Proceeds Upon
                    Dissolution, Etc.
                    ------------------------------------

     (a) Upon any payment or distribution of assets or securities of any Subsidiary Guarantor of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment, upon any dissolution or winding-up or total liquidation or reorganization of such Subsidiary Guarantor, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Guarantor Senior Debt shall first be paid in full in cash before the Holders of the Notes or the Trustee on behalf of such Holders shall be entitled to receive any payment by such Subsidiary Guarantor of the principal of or interest or liquidated damages on the Notes pursuant to its Guarantee, or any payment by the such Subsidiary Guarantor to acquire any of the Notes for cash, property or securities, or any distribution by such Subsidiary Guarantor with respect to its Guarantee of the Notes of any cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment). Before any payment may be made by, or on behalf of, such Subsidiary Guarantor of the principal of or interest or liquidated damages on the Notes pursuant to its Guarantee upon any such dissolution or winding-up or total liquidation or reorganization, any payment or distribution of assets or securities of such Subsidiary Guarantor of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment), to which the Holders of the Notes or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by such Subsidiary Guarantor or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, directly to the holders of the Guarantor Senior Debt (pro rata to such holders on the basis of the respective amounts of Guarantor Senior Debt held by such holders) or their representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, to the extent necessary to pay all such Guarantor Senior Debt in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Debt. In the event that, notwithstanding the foregoing, the Trustee or any holder of Notes receives any payment or distribution of assets of such Subsidiary Guarantor of any kind, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of such Subsidiary Guarantor's Guarantee of the Notes before all Guarantor Senior Debt of such Subsidiary Guarantor is paid in full in cash, then such payment or distribution will be held by the recipient in trust for the benefit of holders of Guarantor Senior Debt and will be immediately paid on or delivered to the holders of Guarantor Senior Debt or their representative or representatives to the extent necessary to make payment in full in cash of all Guarantor Senior Debt remaining unpaid, after giving effect to any concurrent or distribution, or provision therefor, to or for the holders of Guarantor Senior Debt.

     (b) To the extent any payment of Guarantor Senior Debt (whether by or on behalf of such Subsidiary Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person, the Guarantor Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

     (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of a Subsidiary Guarantor of any kind or character, whether in cash, property or securities, shall be received by any Holder when such payment or distribution is prohibited by Section 11.11(a), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Guarantor Senior Debt (pro rata to such holders on the basis of the respective amount of Guarantor Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Guarantor Senior Debt remaining unpaid until all such Guarantor Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Debt.

     SECTION 11.12. Payments May Be Paid Prior to
                    Dissolution.
                    ------------------------------------

     Nothing contained in this Article Eleven or elsewhere in this Indenture shall prevent (i) any Subsidiary Guarantor, except under the conditions set forth in Sections 11.10 and 11.11, from making payments at any time for the purpose of making payments of principal of and interest on the Notes, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by
Section 11.10 or 11.11, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of and interest on the Notes to the Holders entitled thereto unless at least one Business Day prior to the date upon which such payment would otherwise become due and payable, the Trustee shall have received the written notice provided for in Section 11.10(a) or in Section 11.15 (provided that, notwithstanding the foregoing, such application shall otherwise be subject to the provisions of the first sentence of Section 11.10(a) and Section 11.11). Each Subsidiary Guarantor shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of any Subsidiary Guarantor.

     SECTION 11.13. Subrogation.
                    -----------

     Subject to the payment in full in cash or Cash Equivalents of all Guarantor Senior Debt, the Holders of the Notes shall be subrogated to the rights of the holders of Guarantor Senior Debt to receive payments or distributions of cash, property or securities of such Subsidiary Guarantor applicable to the Guarantor Senior Debt of such Subsidiary Guarantor until the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Guarantor Senior Debt by or on behalf of such Subsidiary Guarantor or by or on behalf of the Holders by virtue of this Article Eleven which otherwise would have been made to the Holders shall, as between the Subsidiary Guarantors and the Holders of the Notes, be deemed to be a payment by such Subsidiary Guarantor to or on account of the Guarantor Senior Debt, it being understood that the provisions of this Article Eleven are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Guarantor Senior Debt, on the other hand.

     If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Eleven shall have been applied, pursuant to the provisions of this Article Eleven, to the payment of amounts payable under the Guarantor Senior Debt, then the Holders shall be entitled to receive from the holders of such Guarantor Senior Debt any payments or distributions received by such holders of Guarantor Senior Debt in excess of the amount sufficient to pay all amounts payable under or in respect of the Guarantor Senior Debt in full in cash or Cash Equivalents.

     SECTION 11.14. Obligations of Each Guarantor
                    Unconditional.
                    ---------------------------------

     Nothing contained in this Article Eleven or elsewhere in this Indenture or in the Notes or the Guarantees is intended to or shall impair, as among any Subsidiary Guarantor, its creditors other than the holders of Guarantor Senior Debt, and the Holders of the Notes, the obligation of such Subsidiary Guarantor, which is absolute and unconditional, to pay to the Holders of the Notes the principal of and any interest on the Notes as and when the same shall become due and payable in accordance with the terms of the Guarantees, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of any Subsidiary Guarantor other than the holders of Guarantor Senior Debt, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, property or securities of any Subsidiary Guarantor received upon the exercise of any such remedy.

     SECTION 11.15. Notice to Trustee.
                    -----------------

     The Company or any Subsidiary Guarantor shall give prompt written notice to the Trustee of any fact known to the Company or any such Subsidiary Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Guarantees pursuant to the provisions of this Article Eleven. Regardless of anything to the contrary contained in this Article Eleven or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Guarantor Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from the Company or a Subsidiary Guarantor, or from a holder of Guarantor Senior Debt or a Representative therefor, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.

     In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any person as a holder of Guarantor Senior Debt to participate in any payment or distribution pursuant to this Article Eleven, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of Guarantor Senior Debt held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article Eleven, and if such evidence is not furnished the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

     SECTION 11.16. Reliance on Judicial Order or
                    Certificate of Liquidating Agent.
                    --------------------------------

     Upon any payment or distribution of assets of any Subsidiary Guarantor referred to in this Article Eleven, the Trustee, subject to the provisions of Article Seven hereof, and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or the holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Guarantor Senior Debt and other Indebtedness of such Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eleven.

     SECTION 11.17. Trustee's Relation to Guarantor Senior Debt.
                    -------------------------------------------

     The Trustee and any agent of any Subsidiary Guarantor or the Trustee shall be entitled to all the rights set forth in this Article Eleven with respect to any Guarantor Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Guarantor Senior Debt and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

     With respect to the holders of Guarantor Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Eleven, and no implied covenants or obligations with respect to the holders of Guarantor Senior

Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Debt and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or any such Subsidiary Guarantor or any other person money or assets to which any holders of Guarantor Senior Debt shall be entitled by virtue of this Article, except if such payment is made as a result of willful misconduct or gross negligence of the Trustee.

     Whenever a distribution is to be made or a notice given to holders or owners of Guarantor Senior Debt, the distribution may be made and the notice given to their Representatives, if any.

     SECTION 11.18. Subordination Rights Not Impaired by Acts or
                    Omissions of a Subsidiary Guarantor or Holders
                    of Guarantor Senior Debt.
                    ---------------------------------------------------

     No right of any present or future holders of any Guarantor Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Subsidiary Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by such Subsidiary Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

     Without in any way limiting the generality of the foregoing paragraph, the holders of Guarantor Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Notes and without impairing or releasing the subordination provided in this Article Eleven or the obligations hereunder of the Holders of the Notes to the holders of the Guarantor Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Debt, or otherwise amend or supplement in any manner Guarantor Senior Debt, or any instrument evidencing the same or any agreement under which Guarantor Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Debt; (iii) release any person liable in any manner for the payment or collection of Guarantor Senior Debt; and (iv) exercise or refrain from exercising any rights against such Subsidiary Guarantor and any other person.

     SECTION 11.19. Noteholders Authorize Trustee To Effectuate
                    Subordination of Guarantees.
                    ----------------------------------------------

     Each Holder of Notes by its acceptance of them authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Guarantor Senior Debt and the Holders of Notes, the subordination provided in this Article Eleven, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of any Subsidiary Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business as assets of such Subsidiary Guarantor, the filing of a claim for the unpaid balance of its or his Notes and accrued interest in the form required in those proceedings.

     If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Guarantor Senior Debt or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Guarantor Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holders any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Guarantor Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 11.20. This Article Eleven Not To Prevent
                    Events of Default.
                    ---------------------------------------

     The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article Eleven will not be construed as preventing the occurrence of an Event of Default.

     SECTION 11.21. Trustee's Compensation Not Prejudiced.
                    -------------------------------------

     Nothing in this Article Eleven will apply to amounts due to the Trustee pursuant to other sections in this Indenture.

                                 ARTICLE TWELVE

                                 MISCELLANEOUS

     SECTION 12.01. TIA Controls.
                    ------------

     If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

     SECTION 12.02. Notices.
                    -------

     Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by private courier service guaranteeing next day delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

     if to the Company or the Subsidiary Guarantors:

          Koppers Industries, Inc.
          436 Seventh Avenue
          Pittsburgh, PA  15219
          Attention:  Chief Financial Officer
          Telecopy:   (412) 227-2935

     if to the Trustee:

          PNC Bank, National Association
          One Oliver Plaza, 27th Floor
          210 Sixth Avenue
          Pittsburgh, PA  15222
          Attention:  Corporate Trust Group
          Telecopy:   (412) 762-8226

     with a copy to:

          General Counsel
          c/o The Depository Trust Company
          55 Water Street
          New York, NY  10041
          Telecopy: (212) 853-3274

     Each of the Company, the Subsidiary Guarantors and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company, the Guarantors, if any, or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered or delivered by private courier service guaranteeing next day delivery; when answered back, if telexed; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

     Any notice or communication mailed to a Holder shall be mailed to such Holder by first class mail or other equivalent means at such Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     SECTION 12.03. Communications by Holders with Other
                    Holders.
                    ----------------------------------------------

     Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, if any, the Trustee, the Registrar and any other Person shall have the protection of TIA (S) 312(c).

     SECTION 12.04. Certificate and Opinion as to
                    Conditions Precedent.
                    ------------------------------

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee upon request:

          (1) an Officers' Certificate, in form and substance reasonably satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with;

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (3) where applicable, a certificate or opinion by an independent certified public accountant reasonably satisfactory to the Trustee that complies with TIA (S) 314(c).

     SECTION 12.05. Statements Required in Certificate or
                    Opinion.
                    ------------------------------------------

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

     SECTION 12.06. Rules by Trustee, Paying Agent,
                    Registrar.
                    -------------------------------------

     The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

     SECTION 12.07. Legal Holidays.
                    --------------

     A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     SECTION 12.08. Governing Law.
                    -------------

     THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO

THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE.

     SECTION 12.09.  No Adverse Interpretation of Other
                    Agreements.
                    --------------------------------------

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     SECTION 12.10. No Recourse Against Others.
                    --------------------------

     A director, officer, employee, stockholder or incorporator, as such, of the Company, the Subsidiary Guarantors, if any, or of the Trustee shall not have any liability for any obligations of the Company under the Notes or this Indenture. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes. This provision does not affect any possible claims under federal securities laws.

     SECTION 12.11. Successors.
                    ----------

     All agreements of the Company and the Subsidiary Guarantors, if any, in this Indenture, the Notes and the Guarantees, if any, shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

     SECTION 12.12. Duplicate Originals.
                    -------------------

     All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

     SECTION 12.13. Severability.
                    ------------

     In case any one or more of the provisions in this Indenture or in the Notes or in the Guarantees, if any, shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                                   SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                              KOPPERS INDUSTRIES, INC.


                              By:  /s/ Clayton A. Sweeney
                                 ------------------------------------
                                Name:  Clayton A. Sweeney
                                Title: Director

                              GUARANTORS:

                              KOPPERS INDUSTRIES INTERNATIONAL
                               TRADE CORP.


                              By:  /s/ Randall D. Collins
                                 ------------------------------------
                                 Name:  Randall D. Collins
                                 Title: Secretary

                              WORLD WIDE VENTURES CORPORATION

                              By:  /s/ Randall D. Collins
                                 ------------------------------------
                                 Name:  Randall D. Collins
                                 Title: Secretary

                              KOPPERS INDUSTRIES OF DELAWARE, INC.

                              By:  /s/ M. Claire Schaming
                                 ------------------------------------
                                 Name:  M. Claire Schaming
                                 Title: Secretary

                              KOPPERS CONCRETE PRODUCTS, INC.


                              By:  /s/ Randall D. Collins
                                 ------------------------------------
                                 Name: Randall D. Collins
                                 Title: Secretary

                              CONCRETE PARTNERS INC.


                              By:   /s/ Randall D. Collins
                                 ------------------------------------
                                 Name:  Randall D. Collins
                                 Title: Secretary

                              KOPPERS INDUSTRIES B.W., INC.


                              By:   /s/ Randall D. Collins
                                 ------------------------------------
                                 Name:  Randall D. Collins
                                 Title: Secretary

                              CONTINENTAL CARBON AUSTRALIA PTY
                               LTD.


                              By:   /s/ Randall D. Collins
                                 ------------------------------------
                                 Name:  Randall D. Collins
                                 Title: Under Power of Attorney

                              KOPPERS TIMBER PRESERVATION PTY LTD.


                              By:   /s/ Randall D. Collins
                                 ------------------------------------
                                 Name:  Randall D. Collins
                                 Title: Under Power of Attorney

                              KOPPERS COAL TAR PRODUCTS PTY LTD.


                              By:   /s/ Randall D. Collins
                                 ------------------------------------
                                 Name:  Randall D. Collins
                                 Title: Under Power of Attorney

                              KOPPERS SHIPPING PTY LTD.


                              By:       /s/ Randall D. Collins
                                 ------------------------------------
                                 Name:  Randall D. Collins
                                 Title: Under Power of Attorney

                              KOPPERS FOREIGN INVESTMENT
                               CORPORATION


                              By:       /s/ Randall D. Collins
                                 ------------------------------------
                                 Name:  Randall D. Collins
                                 Title: Authorized Signatory

                              KOPPERS AUSTRALIA PTY LIMITED


                              By:       /s/ Randall D. Collins
                                 ------------------------------------
                                 Name:  Randall D. Collins
                                 Title: Under Power of Attorney


                              PNC BANK, NATIONAL ASSOCIATION,
                               as Trustee


                              By:       /s/ F. J. Deramo
                                 ------------------------------------
                                 Name:  F. J. Deramo
                                 Title: Vice President

                                                                    EXHIBIT A(1)
                                                                    ------------


                             [FORM OF INITIAL NOTE]

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY (1) BY ITS ACQUISITION HEREOF REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE SECURITY EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT AND (2) IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE OF THIS NOTE AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (THE "RESALE RESTRICTION TERMINATION DATE") (X) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A PERSON THAT IS NOT A U.S. PERSON (AS DEFINED IN RULE 902 UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS),
(ii) TO THE ISSUER OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (Y) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (X) ABOVE THE FOREGOING RESTRICTIONS ON RESALE WILL NOT APPLY SUBSEQUENT TO THE RESALE RESTRICTION TERMINATION DATE.

                                              CUSIP No.:  [                    ]

                            KOPPERS INDUSTRIES, INC.
                    9 7/8% SENIOR SUBORDINATED NOTE DUE 2007

No. [         ]                                                    $[          ]

          KOPPERS INDUSTRIES, INC., a Pennsylvania corporation (the "Company," which term includes any successor entity), for value received promises to pay to
[           ] or registered assigns, the principal sum of [       ] Dollars, on
December 1, 2007.

          Interest Payment Dates:  June 1 and December 1
          Record Dates:  May 15 and November 15

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                              KOPPERS INDUSTRIES, INC.


                              By:
                                 --------------------------------------
                                 Name:
                                 Title:

                              By:
                                 --------------------------------------
                                 Name:
Dated:  [                  ]     Title:

Certificate of Authentication

     This is one of the 9 7/8% Senior Subordinated Notes due 2007 referred to in the within-mentioned Indenture.

                              PNC Bank, National Association, as Trustee

                              By:
                                 --------------------------------------
                                 Authorized Signatory

                                     A.1-2

                             (REVERSE OF SECURITY)

                    9 7/8% Senior Subordinated Note due 2007
                    ----------------------------------------

     1.  Interest.  KOPPERS INDUSTRIES, INC., a Pennsylvania corporation (the
         --------
"Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from December 1, 1997. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing June 1, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

     2.  Method of Payment.  The Company shall pay interest on the Notes (except
         -----------------
defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are canceled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

     3.   Paying Agent and Registrar.  Initially, PNC Bank, National Association
          --------------------------
(the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

     4.  Indenture.  The Company issued the Notes under an Indenture, dated as
         ---------
of December 1, 1997 (the "Indenture"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. This Note is one of a duly authorized issue of Initial Notes of the Company designated as its 9 7/8% Senior Subordinated Notes due 2007 (the "Initial Notes"). The Notes include the Initial Notes and the Exchange Notes issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are general unsecured obligations of the Company limited in aggregate principal amount to $175,000,000. Under certain circumstances as provided for in Article Eleven of the Indenture, the payment on each Note may be guaranteed on a senior subordinated basis by the Subsidiary Guarantors. Each Holder, by

                                     A.1-3
accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

     5.   Subordination.  The Notes are subordinated in right of payment, in the
          -------------
manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. The Guarantees in respect of the Notes will be subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Guarantor Senior Debt of each Subsidiary Guarantor, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by its acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee its attorney-in-fact for such purposes.

     6.  Redemption Provisions.  Except as provided below, the Notes may not be
         ---------------------
redeemed prior to December 1, 2002.

     (a)  Optional Redemption.  The Notes are redeemable, at the Company's
          -------------------
option, in whole or in part, at any time on or after December 1, 2002 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last address as it appears in the registry books, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period beginning December 1, of the years indicated:


          Year                   Redemption Price
          ----                   ----------------

          2002                       104.938%
          2003                       103.292%
          2004                       101.646%
          2005 and thereafter        100.000%

plus accrued and unpaid interest, if any, to the date of such redemption.

          (b) Notwithstanding the foregoing, at any time prior to December 1, 2000, the Company may, at its option, redeem up to 35% of the aggregate principal amount of Notes with the net proceeds of one or more issuances of Common Stock (other than Redeemable Stock) at a redemption price (expressed as a percentage of principal amount) of 109.875% plus accrued interest, if any, to the date of such redemption; provided that at least $100,000,000 aggregate principal amount of Notes would remain outstanding after giving effect to any such redemption and that any such redemption occurs within 90 days following the closing of any such offering.

                                     A.1-4

          7.  Notice of Redemption.  Notice of redemption will be mailed at
              --------------------
least 30 days but not more than 60 days before the Redemption Date. Notes in denominations larger than $1,000 may be redeemed in part.

          Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

          8.  Offers to Purchase.  Section 4.15 of the Indenture provides that,
              ------------------
upon a Change of Control, each holder will have the right, subject to certain conditions set forth in the Indenture, to require the Company to repurchase such holder's Notes at a price equal to 101% of the principal amount thereof plus accrued interest to the date of repurchase. Section 4.16 of the Indenture provides that, after certain Asset Dispositions, and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

          9.  Denominations; Transfer; Exchange.  The Notes are in registered
              ---------------------------------
form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

          10.  Persons Deemed Owners.  The registered Holder of a Note shall be
               ---------------------
treated as the owner of it for all purposes.

          11.  Unclaimed Money.  If money for the payment of principal or
               ---------------
interest remains unclaimed for three years, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          12.  Discharge Prior to Redemption or Maturity.  If the Company at any
               -----------------------------------------
time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

          13.  Amendment; Supplement; Waiver.  Subject to certain exceptions,
               -----------------------------
the Indenture, the Notes or the Guarantee, if any, may be amended or supplemented with the written consent of the

                                     A.1-5

Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

          14.  Restrictive Covenants.  The Indenture imposes certain limitations
               ---------------------
on the ability of the Company and its Subsidiaries to, among other things, incur additional Debt or Liens, make payments in respect of its Capital Stock or subordinated obligations, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, incur Debt that is, by its terms, subordinated or junior to any other Debt and senior to the Notes, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation and sell Capital Stock of a Subsidiary. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually and quarterly report to the Trustee on compliance with such limitations.

          15.  Successors.  When a successor assumes, in accordance with the
               ----------
Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

          16.  Defaults and Remedies.  If an Event of Default occurs and is
               ---------------------
continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

          17.  Trustee Dealings with Company.  The Trustee under the Indenture,
               -----------------------------
in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

          18.  No Recourse Against Others.  No stockholder, director, officer,
               --------------------------
employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture. Each Holder of a Note by accepting a Note waives and

                                     A.1-6
releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          19.  Authentication.  This Note shall not be valid until the Trustee
               --------------
or Authenticating Agent manually signs the certificate of authentication on this Note.

          20.  Governing Law.  The laws of the State of New York shall govern
               -------------
this Note and the Indenture, without regard to principles of conflict of laws.

          21.  Abbreviations and Defined Terms.  Customary abbreviations may be
               -------------------------------
used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/T/M/A (= Uniform Transfers to Minors Act).

          22.  CUSIP Numbers.  Pursuant to a recommendation promulgated by the
               -------------
Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

          23.  Indenture.  Each Holder, by accepting a Note, agrees to be bound
               ---------
by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

          The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: Koppers Industries, Inc., 436 Seventh Avenue, Pittsburgh, PA 15219, Attn: Chief Financial Officer.

                                     A.1-7

                         SENIOR SUBORDINATED GUARANTEE

          KOPPERS INDUSTRIES INTERNATIONAL TRADE CORP., WORLD WIDE VENTURES CORPORATION, KOPPERS INDUSTRIES OF DELAWARE, INC., KOPPERS CONCRETE PRODUCTS, INC., CONCRETE PARTNERS INC., KOPPERS INDUSTRIES B.W., INC., CONTINENTAL CARBON AUSTRALIA PTY LTD., KOPPERS TIMBER PRESERVATION PTY LTD., KOPPERS COAL TAR PRODUCTS PTY LTD., KOPPERS SHIPPING PTY LTD., KOPPERS FOREIGN INVESTMENT CORPORATION and KOPPERS AUSTRALIA PTY LIMITED (the "Subsidiary Guarantors") have unconditionally guaranteed on a senior subordinated basis (such guarantee by each Guarantor being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of and interest on the Notes, whether at maturity, by acceleration or otherwise and the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article Eleven of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

          The obligations of each Subsidiary Guarantor to the Holders and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth and are expressly subordinated and subject in right of payment to the prior payment in full in cash or Cash Equivalents of all Guarantor Senior Debt of such Subsidiary Guarantor, to the extent and in the manner provided, in Article Eleven of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guarantee therein made. This Guarantee is limited under the Indenture to the extent necessary not to constitute a fraudulent conveyance.

          No past, present or future stockholder, officer, director, employee or incorporator, as such, of any of the Subsidiary Guarantors shall have any liability under the Guarantee by reason of such person's status as stockholder, officer, director, employee or incorporator. Each holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Guarantees.

                                     A.1-8

          The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                              GUARANTORS:

                              KOPPERS INDUSTRIES INTERNATIONAL TRADE
                               CORP.

                              By:
                                 --------------------------------------
                                 Name:
                                 Title:

                              WORLD WIDE VENTURES CORPORATION


                              By:
                                 --------------------------------------
                                 Name:
                                 Title:

                              KOPPERS INDUSTRIES OF DELAWARE, INC.


                              By:
                                 --------------------------------------
                                 Name:
                                 Title:

                              KOPPERS CONCRETE PRODUCTS, INC.


                              By:
                                 --------------------------------------
                                 Name:
                                 Title:

                                     A.1-9

                              CONCRETE PARTNERS INC.


                              By:
                                 --------------------------------------
                                 Name:
                                 Title:

                              KOPPERS INDUSTRIES B.W., INC.


                              By:
                                 --------------------------------------
                                 Name:
                                 Title:

                              CONTINENTAL CARBON AUSTRALIA PTY LTD.


                              By:
                                 --------------------------------------
                                 Name:
                                 Title:

                              KOPPERS TIMBER PRESERVATION PTY LTD.


                              By:
                                 --------------------------------------
                                 Name:
                                 Title:

                              KOPPERS COAL TAR PRODUCTS PTY LTD.


                              By:
                                 --------------------------------------
                                 Name:
                                 Title:

                                     A.1-10

                              KOPPERS SHIPPING PTY LTD.


                              By:
                                 --------------------------------------
                                 Name:
                                 Title:

                              KOPPERS FOREIGN INVESTMENT
                               CORPORATION


                              By:
                                 --------------------------------------
                                 Name:
                                 Title:

                              KOPPERS AUSTRALIA PTY LIMITED


                              By:
                                 --------------------------------------
                                 Name:
                                 Title:

                                     A.1-11

                                ASSIGNMENT FORM

     If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                 (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint                                      agent to transfer
                        ------------------------------------
this Note on the books of the Company. The agent may substitute another to act for him.

Date:                                    Signed:
     ---------------------------------          ----------------------------
                                         (Sign exactly as your name
                                          appears on the other side of
                                         this Note)

Signature Guarantee:
                    ------------------------------------------------------
                    NOTICE: Signature(s) must be guaranteed by an approved eligible guarantor institution, an institution which is a participant in a Securities Transfer Association recognized signature guarantee program.

     In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) December 1, 1999, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

                                  [Check One]

(1)         to the Company or a subsidiary thereof; or
      -----
(2) pursuant to and in compliance with Rule 144A under the Securities ----- Act; or
(3)   ----- to an institutional "accredited investor" (as defined in Rule
            501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

                                     A.1-12

(4) outside the United states to a "foreign person" in compliance with ----- Rule 904 of Regulation S under the Securities Act; or

(5) pursuant to the exemption from registration provided by Rule 144 ----- under the Securities Act; or

(6) pursuant to an effective registration statement under the Securities ----- Act; or

(7) pursuant to another available exemption from the registration ----- requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

     If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.


Date:                            Signed:
     ---------------------------         ------------------------------------
                                         (Sign exactly as your name
                                         appears on the other side of
                                         this Note)

Signature Guarantee:
                     --------------------------------------------------------
                     NOTICE: Signature(s) must be guaranteed by an approved
                             eligible guarantor institution, an institution which is a participant in a Securities Transfer Association recognized signature guarantee program.

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned

                                     A.1-13
has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:                            Signed:
     ---------------------------         ------------------------------------
                                         NOTICE:  To be executed by an
                                         executive officer

                                     A.1-14

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

          Section 4.15 [     ]

          Section 4.16 [     ]

     If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$
 ---------------------------

Dated:
       ---------------------  --------------------------------------------
                              NOTICE: The signature on this
                              assignment must correspond with
                              the name as it appears upon the
                              face of the within Note in
                              every particular without alteration
                              or enlargement or any change
                              whatsoever and be guaranteed by the
                              endorser's bank or broker.

Signature Guarantee:
                    ----------------------------------------------------------
                    NOTICE: Signature(s) must be guaranteed by an approved eligible guarantor institution, an institution which is a participant in a Securities Transfer Association recognized signature guarantee program.

                                     A.1-15

                                                                    EXHIBIT A(2)
                                                                    ------------
                            [FORM OF EXCHANGE NOTE]

                                               CUSIP No.:[                     ]

                            KOPPERS INDUSTRIES, INC.
                    9 7/8% SENIOR SUBORDINATED NOTE DUE 2007
No.[         ]                                                     $[          ]

          KOPPERS INDUSTRIES, INC., a Pennsylvania corporation (the "Company," which term includes any successor entity), for value received promises to pay to
[          ] or registered assigns, the principal sum of [       ] Dollars, on
December 1, 2007.

          Interest Payment Dates:  June 1 and December 1

          Record Dates:  May 15 and December 15

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                              KOPPERS INDUSTRIES, INC.


                              By:
                                 ---------------------------------------
                                 Name:
                                 Title:

                              By:
                                 ---------------------------------------
                                 Name:
Dated:  [                   ]    Title:

Certificate of Authentication

          This is one of the 9 7/8% Senior Subordinated Notes due 2007 referred to in the within-mentioned Indenture.

                              PNC Bank, National Association, as Trustee


                              By:
                                 ---------------------------------------
                                  Authorized Signatory

                             (REVERSE OF SECURITY)

                    9 7/8% Senior Subordinated Note due 2007

     1.  Interest.  KOPPERS INDUSTRIES, INC., a Pennsylvania corporation (the
         --------
"Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from December 1, 1997. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing June 1, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

     2.  Method of Payment.  The Company shall pay interest on the Notes (except
         -----------------
defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are canceled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

     3.   Paying Agent and Registrar.  Initially, PNC Bank, National Association
          --------------------------
(the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

     4.   Indenture.  The Company issued the Notes under an Indenture, dated as
          ---------
of December 1, 1997 (the "Indenture"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. This Note is one of a duly authorized issue of Exchange Notes of the Company designated as its 9 7/8% Senior Subordinated Notes due 2007 (the "Exchange Notes"). The Notes include the Initial Notes and the Exchange Notes issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are general unsecured obligations of the Company limited in aggregate principal amount to $175,000,000. Under certain circumstances as provided for in Article Eleven of the Indenture, the payment on each Note may be guaranteed on a senior subordinated basis by the Subsidiary Guarantors. Each Holder, by


                                     A.2-2
accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

     5.   Subordination.  The Notes are subordinated in right of payment, in the
          -------------
manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. The Guarantees in respect of the Notes will be subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Guarantor Senior Debt of each Subsidiary Guarantor, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by its acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee its attorney-in-fact for such purposes.

     6.  Redemption Provisions.  Except as provided below, the Notes may not be
         ---------------------
redeemed prior to December 1, 2002.

     (a)  Optional Redemption.  The Notes are redeemable, at the Company's
          -------------------
option, in whole or in part, at any time on or after December 1, 2002 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last address as it appears in the registry books, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period beginning December 1, of the years indicated:

          Year                     Redemption Price
          ----                     ----------------

          2002.....................  104.938%
          2003.....................  103.292%
          2004.....................  101.646%
          2005 and thereafter......  100.000%

plus accrued and unpaid interest, if any, to the date of such redemption.

     (b) Notwithstanding the foregoing, at any time prior to December 1, 2000, the Company may, at its option, redeem up to 35% of the aggregate principal amount of Notes with the net proceeds of one or more issuances of Common Stock (other than Redeemable Stock) at a redemption price (expressed as a percentage of principal amount) of 109.875% plus accrued interest, if any, to the date of such redemption; provided that at least $100,000,000 aggregate principal amount of Notes would remain outstanding after giving effect to any such redemption and that any such redemption occurs within 90 days following the closing of any such offering.


                                     A.2-3

     7.  Notice of Redemption.  Notice of redemption will be mailed at least 30
         --------------------
days but not more than 60 days before the Redemption Date. Notes in denominations larger than $1,000 may be redeemed in part.

     Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

     8.  Offers to Purchase.  Section 4.15 of the Indenture provides that, upon
         ------------------
a Change of Control, each holder will have the right, subject to certain conditions set forth in the Indenture, to require the Company to repurchase such holder's Notes at a price equal to 101% of the principal amount thereof plus accrued interest to the date of repurchase. Section 4.16 of the Indenture provides that, after certain Asset Dispositions, and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

     9.  Denominations; Transfer; Exchange.  The Notes are in registered form,
         ---------------------------------
without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

     10.  Persons Deemed Owners.  The registered Holder of a Note shall be
          ---------------------
treated as the owner of it for all purposes.

     11.  Unclaimed Money.  If money for the payment of principal or interest
          ---------------
remains unclaimed for three years, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

     12.  Discharge Prior to Redemption or Maturity.  If the Company at any time
          -----------------------------------------
deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

     13.  Amendment; Supplement; Waiver.  Subject to certain exceptions, the
          -----------------------------
Indenture, the Notes or the Guarantee, if any, may be amended or supplemented with the written consent of the

                                     A.2-4

Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

     14.  Restrictive Covenants.  The Indenture imposes certain limitations on
          ---------------------
the ability of the Company and its Subsidiaries to, among other things, incur additional Debt or Liens, make payments in respect of its Capital Stock or subordinated obligations, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, incur additional Debt that is by its terms subordinated or junior to any other Debt and senior to the Notes, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation and sell Capital Stock of a Subsidiary. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually and quarterly report to the Trustee on compliance with such limitations.

     15.  Successors.  When a successor assumes, in accordance with the
          ----------
Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

     16.  Defaults and Remedies.  If an Event of Default occurs and is
          ---------------------
continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

     17.  Trustee Dealings with Company.  The Trustee under the Indenture, in
          -----------------------------
its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

     18.  No Recourse Against Others.  No stockholder, director, officer,
          --------------------------
employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture. Each Holder of a Note by accepting a Note waives and


                                     A.2-5
releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     19.  Authentication.  This Note shall not be valid until the Trustee or
          --------------
Authenticating Agent manually signs the certificate of authentication on this Note.

     20.  Governing Law.  The laws of the State of New York shall govern this
          -------------
Note and the Indenture, without regard to principles of conflict of laws.

     21.  Abbreviations and Defined Terms.  Customary abbreviations may be used
          -------------------------------
in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/T/M/A (= Uniform Transfers to Minors Act).

     22.  CUSIP Numbers.  Pursuant to a recommendation promulgated by the
          -------------
Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

     23.  Indenture.  Each Holder, by accepting a Note, agrees to be bound by
          ---------
all of the terms and provisions of the Indenture, as the same may be amended from time to time.

     The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: Koppers Industries, Inc., 436 Seventh Avenue, Pittsburgh, PA 15219, Attn: Chief Financial Officer.


                                     A.2-6

                         SENIOR SUBORDINATED GUARANTEE

     KOPPERS INDUSTRIES INTERNATIONAL TRADE CORP., WORLD WIDE VENTURES CORPORATION, KOPPERS INDUSTRIES OF DELAWARE, INC., KOPPERS CONCRETE PRODUCTS, INC., CONCRETE PARTNERS INC., KOPPERS INDUSTRIES B.W., INC., CONTINENTAL CARBON AUSTRALIA PTY LTD., KOPPERS TIMBER PRESERVATION PTY LTD., KOPPERS COAL TAR PRODUCTS PTY LTD., KOPPERS SHIPPING PTY LTD., KOPPERS FOREIGN INVESTMENT CORPORATION and KOPPERS AUSTRALIA PTY LIMITED (the "Subsidiary Guarantors") have unconditionally guaranteed on a senior subordinated basis (such guarantee by each Guarantor being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of and interest on the Notes, whether at maturity, by acceleration or otherwise and the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article Eleven of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

     The obligations of each Subsidiary Guarantor to the Holders and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth and are expressly subordinated and subject in right of payment to the prior payment in full in cash or Cash Equivalents of all Guarantor Senior Debt of such Subsidiary Guarantor, to the extent and in the manner provided, in Article Eleven of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guarantee therein made. This Guarantee is limited under the Indenture to the extent necessary not to constitute a fraudulent conveyance.

     No past, present or future stockholder, officer, director, employee or incorporator, as such, of any of the Subsidiary Guarantors shall have any liability under the Guarantee by reason of such person's status as stockholder, officer, director, employee or incorporator. Each holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Guarantees.


                                     A.2-7

     The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                              GUARANTORS:

                              KOPPERS INDUSTRIES INTERNATIONAL TRADE
                               CORP.


                              By:
                                 ---------------------------------------
                                 Name:
                                 Title:

                              WORLD WIDE VENTURES CORPORATION


                              By:
                                 ---------------------------------------
                                 Name:
                                 Title:

                              KOPPERS INDUSTRIES OF DELAWARE, INC.


                              By:
                                 ---------------------------------------
                                 Name:
                                 Title:

                              KOPPERS CONCRETE PRODUCTS, INC.


                              By:
                                 ---------------------------------------
                                 Name:
                                 Title:


                                     A.2-8

                              CONCRETE PARTNERS INC.


                              By:
                                 ---------------------------------------
                                 Name:
                                 Title:

                              KOPPERS INDUSTRIES B.W., INC.


                              By:
                                 ---------------------------------------
                                 Name:
                                 Title:

                              CONTINENTAL CARBON AUSTRALIA PTY LTD.


                              By:
                                 ---------------------------------------
                                 Name:
                                 Title:

                              KOPPERS TIMBER PRESERVATION PTY LTD.


                              By:
                                 ---------------------------------------
                                 Name:
                                 Title:

                              KOPPERS COAL TAR PRODUCTS PTY LTD.


                              By:
                                 ---------------------------------------
                                 Name:
                                 Title:


                                     A.2-9

                              KOPPERS SHIPPING PTY LTD.


                              By:
                                 ---------------------------------------
                                 Name:
                                 Title:

                              KOPPERS FOREIGN INVESTMENT
                               CORPORATION


                              By:
                                 ---------------------------------------
                                 Name:
                                 Title:

                              KOPPERS AUSTRALIA PTY LIMITED


                              By:
                                 ---------------------------------------
                                 Name:
                                 Title:


                                     A.2-10

                                ASSIGNMENT FORM

     If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                 (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint                                       agent to transfer
                        -------------------------------------
this Note on the books of the Company. The agent may substitute another to act for him.

Date:                            Signed:
     ---------------------------        --------------------------------------
                                        (Sign exactly as your name
                                        appears on the other side of
                                        this Note)

Signature Guarantee:
                     ---------------------------------------------------------
                     NOTICE: Signature(s) must be guaranteed by an approved eligible guarantor institution, an institution which is a participant in a Securities Transfer Association recognized signature guarantee program.

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

          Section 4.15 [     ]

          Section 4.16 [     ]

     If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$
  ------------------------------

Dated:
      --------------------------   -----------------------------------------
                                   NOTICE: The signature on this assignment must correspond with the name as it appears upon


                                     A.2-11
                              the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.

Signature Guarantee:
                    ----------------------------------------------------------
                    NOTICE: Signature(s) must be guaranteed by an approved eligible guarantor institution, an institution which is a participant in a Securities Transfer Association recognized signature guarantee program.






                                     A.2-12

                                                                       EXHIBIT B
                                                                       ---------

                        FORM OF LEGEND FOR GLOBAL NOTES

     Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

          THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT C
                                                                       ---------

                           Form of Certificate To Be
                          Delivered in Connection with
                   Transfers to Non-QIB Accredited Investors

                                                               ___________, ____

PNC Bank, National Association
One Oliver Plaza, 27th Floor
210 Sixth Avenue
Pittsburgh, PA  15222
Attention:  Corporate Trust

          Re:  KOPPERS INDUSTRIES, INC.
               9 7/8% Senior Subordinated
               Notes due 2007
               ----------------------------

Ladies and Gentlemen:

     We are delivering this letter in connection with a proposed purchase of 9 7/8% Senior Subordinated Notes due 2007 (the "Notes") of Koppers Industries, Inc. (the "Company").

     We hereby confirm that:

          (i) we are an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an "Institutional Accredited Investor");

          (ii) any purchase of Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors;

          (iii) in the event that we purchase any Notes, we will acquire Notes having a minimum purchase price of at least $100,000 for our own account and for each separate account for which we are acting;

          (iv) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing Notes;

          (v) we are not acquiring Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

          (vi) we acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase Notes.

     We understand that the Notes are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Notes have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Notes, that such Notes may be offered, resold, pledged or otherwise transferred only
(i) to a person whom we reasonably believe to be a qualified institutional buyer (as defined in Rule 144A under the Securities Act), in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144, outside the United states in a transaction meeting the requirements of Rule 904 under the Securities Act, or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (ii) to the Company or (iii) pursuant to an effective registration statement, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction. We understand that the registrar will not be required to accept for registration of transfer any Notes, except upon presentation of evidence satisfactory to the Company that the foregoing restrictions on transfer have been complied with. We further understand that the Notes purchased by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of this paragraph.

     We acknowledge that you and others will rely upon our confirmation, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

     THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.



                              ------------------------------------------
                              (Name of Purchaser)


                              By:
                                  --------------------------------------
                                 Name:
                                 Title:

                              Address:
                                       ---------------------------------

                                       ---------------------------------

                                       ---------------------------------

                                                                       EXHIBIT D
                                                                       ---------

                      Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S
                         ------------------------------------


                                                            ______________, ____

PNC Bank, National Association
One Oliver Plaza, 27th Floor
210 Sixth Avenue
Pittsburg, PA  15222
Attention:  Corporate Trust

                                Re:  KOPPERS INDUSTRIES, INC.
                                   (the "Company") 9 7/8% Senior
                                   Subordinated Notes due 2007 (the "Notes")
                                   -----------------------------------------

Ladies and Gentlemen:

          In connection with our proposed sale of $___________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the offer of the Notes was not made to a person in the United States;

          (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                              Very truly yours,

                              [Name of Transferor]


                              By:
                                 ----------------------------------
                                      Authorized Signature

                                   Schedule I
                                   ----------

Allison, Byron L.
Allison, Ruby A.
Ambrose, Gary F.
Ambrose, Barbara E.
Bachman, Drew H.
Bachman, Donna R.
Baron, John T.
Baron, Mary Ellen
Beswick, Paul C.
Beswick, Elizabeth McKee
Boan, Joseph E.
Boan, Karen L.
Brown, Frederick, L.
Brown, Delores A
Brucker, Keith, J.
Buxton, III, James H.
Buxton, Sydney C.
Calfe, Joseph
Calfe, Janeice M.
Caric, George W.
Collins, Randall D.
Collins, Ann S.
Davidson, Edward E.
Davis, Donald E.
Juzwick-Davis, Claire M.
Dennis, William R.
Dennis, Sherran B.
Donley, William R.
Dugan, Conrad C.
Dugan, Carol J.
Duke, Rebecca, R.
Duke, Richard H.
Evans, Donald E.
Evans, Elizabeth B.
Fay, Dan R.
Fay, Nancy G.
Fitch, Norma J.
Fitzgerald, Kevin J.
Fitzgerald, Sharon M.
Franck, Mark A.
Franck, Melodee Ann
Freeman, Lawrence M.
Freeman, Carolyn F.
Geels, Walter M.
Golubic, Thomas A.
Grec, Cheryl M.
Grec, Michael, J.
Hall, Phillip C.
Hall, Mary W.
Harrill, Lloyd
Harrill, Mary Kathryn
Harris, Richard A.
Hasley, William L.
Heal, Phillip W.

Heller, John R.
Heller, Julie A.
Henry, Clyde, E.
Henry, Mary E.
Hoffman, Dennis W.
Hoffman, Arlene M.
Hordyk, Dwight G.
Hordyk, Rebecca A.
Izaj, Thomas, N.
Izaj, Deborah L.
Javorski, Stephanie
Javorski, Timothy J.
Jensen, Krogh
Juba, Michael H.
Juba, Carol J.
Kamerer, Amos
Kamerer, Lana
Klink, Merle W.
Klink, Audrey
Kraynik, Charles E.
Kress, John L.
Kress, Maryann
Kunkle, John W.
La Duke, Andrew J.
La Duke, Margaret
Ladd, Paul D.
Ladd, Vianna J.
Lantz, Robert L.
Lantz, Virginia R.
Ledoux, Norman W.
Loadman, Thomas D.
Loadman, Patricia
Macel, Dennis A.
Macel, Kathleen
Marcinowski, John E.
Mason, Robert T.
Mason, Nancy E.
McGough, Jr., Homer E.
McGough, Sue K.
McHenry, Edgar R.
McHenry, Bernice R.
Meadows, Douglas E.
Meadows, Carolyn
Melsinger, William A.
Melsinger, Carolyn R.
Mitchell, Clark J.
Mitchell, Judith A.
Morris, Sr., Robert J.
Morse, John L.
Murray, Marion H.
Myler, John J.
Myler, Bonnie L.
Niederberger, Thomas
Niederberger, Susan R.
Noble, Andrew G.
Noble, Carol A.

                                    Sch.I-2

Olvena, Jr., Florentino D.
Olvena, Erfinde
Pilesi, William D.
Pilesi, Marion E.
Plovic, Wayne, F.
Plovic, Jennifer A.
Prater, N.H.
Reeher, Joseph G.
Reeher, Sharon S.
Ries, Timothy R.
Schaming, M. Claire
Schaum, James L.
Sebbens, Jr., Joseph S.
Shaw, David A.
Slelme, George L.
Smith, Raymond
Smith, Stephen T.
Smith, Susan E.
Smrek, Martin G.
Snyder, Michael W.
Snyder, Linda L.
Stadel, Paul A.
Stadel, Jolene R.
Stephenson, Jack L.
Stephenson, Lynne, F.
Surrency, Donald R.
Surrency, Susan
Sutherland, Ren M.
Swearingen, William E.
Swearingen, Geraldine E.
Sweeney, Clayton, A.
Sweeney, Sally D.
Sweet, Jr., Donald N.
Swenson, III, Swen E.
Swenson, Karen E.
Theroff, Jr., John J.
Theroff, Eileen A.
Thomas, Richard K.
Turner, Walter W.
Volkman, Cecil H.
Volkman, Rosemary A.
Wagner, Robert K.
Walbaum, Richard W.
Walbaum, Sandra V.
Wiley, III James A.
Wilson, Brooks C.
Wilson, III William P.
Winkler, Steven E.
Winkler, Heidi
Wisnlewski, Frances A.
Wisnlewski, Dennis W.
Wrotney, James A.
Wrotney, Gay W.
Zaleski, Randall, P.
Zaleski, Helen M.

                                    Sch.I-3